5959 CORPORATE DRIVE

                                 HOUSTON, TEXAS

                             OFFICE LEASE AGREEMENT

                                    BETWEEN

                              CHEVRON U.S.A. INC.
                                 ("LANDLORD")

                                      AND

                                 TELESCAN, INC.
                                   ("TENANT")

                               TABLE OF CONTENTS
                     FOR THE 5959 CORPORATE DRIVE LEASE TO
                                 TELESCAN, INC.

                                                                           PAGE
                                                                           ----
ARTICLE 1                PREMISES .........................................  1

ARTICLE 2                TERM  ............................................  2

ARTICLE 3                LEASEHOLD IMPROVEMENTS ...........................  3

ARTICLE 4                ACCEPTANCE OF THE PREMISES
                           AND BUILDING BY TENANT .........................  5

ARTICLE 5                RENT .............................................  5

ARTICLE 6                SERVICES BY LANDLORD ............................. 13

ARTICLE 7                UTILITIES ........................................ 14

ARTICLE 8                USE .............................................. 16

ARTICLE 9                LAWS, ORDINANCES, AND REQUIREMENTS OF
                           PUBLIC AUTHORITIES ............................. 16

ARTICLE 10               OBSERVANCE OF RULES AND REGULATIONS .............. 17

ARTICLE 11               ALTERATIONS ...................................... 17

ARTICLE 12               LIENS  ........................................... 18

ARTICLE 13               ORDINARY REPAIRS ................................. 19

ARTICLE 14               INSURANCE ........................................ 19

ARTICLE 15               DAMAGE BY FIRE OR OTHER CAUSE .................... 21


                                       -i-


ARTICLE 16               CONDEMNATION ..................................... 23

ARTICLE 17               ASSIGNMENT AND SUBLETTING ........................ 23

ARTICLE 18               INDEMNIFICATION .................................. 24

ARTICLE 19               SURRENDER OF THE PREMISES ........................ 24

ARTICLE 20               ESTOPPEL CERTIFICATES ............................ 25

ARTICLE 21               SUBORDINATION .................................... 25

ARTICLE 22               PARKING .......................................... 26

ARTICLE 23               DEFAULT AND REMEDIES ............................. 26

ARTICLE 24               ATTORNEYS' FEES AND LEGAL EXPENSES ............... 29

ARTICLE 25               NOTICES .......................................... 29

ARTICLE 26               MISCELLANEOUS .................................... 30

ARTICLE 27               CONFLICTS OF INTEREST ............................ 32

ARTICLE 28               RENEWAL .......................................... 32

ARTICLE 29               EXPANSION ........................................ 34

ARTICLE 29A              STORAGE SPACE .................................... 35

ARTICLE 30               DEFINITION OF FAIR MARKET VALUE RENTAL RATE ...... 36

ARTICLE 31               SIGNAGE   ........................................ 36

ARTICLE 32               ENVIRONMENTAL   .................................. 37

                                     -ii-

                             OFFICE LEASE AGREEMENT

       THIS OFFICE LEASE AGREEMENT (this "LEASE") dated as of the 8th day of November, 1995 (the "Effective Date"), is made between CHEVRON U.S.A. INC., a Pennsylvania corporation, acting through its agent Chevron Real Estate Management Company, a division of Chevron U.S.A. Inc. ("Landlord"), and TELESCAN, INC. ("Tenant").


                                    ARTICLE 1
                                    PREMISES

         Section 1.01. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord for the Term (as defined below) and subject to the provisions hereof, to each of which Landlord and Tenant mutually agree, the Premises (as defined below) comprising approximately 54,108 square feet (the final square footage to be determined by the architect working in connection with the Tenant. Improvements discussed in Section 3.02, subject to verification by Landlord) of Net Rentable Area (as defined below) located on the Second Level of the Building now known as 5959 Corporate Drive ("Building"), located in Houston, Harris County Texas, as more particularly described in the floor plans in Exhibit A hereto, such space constituting the "Premises," together with its appurtenances, including the right to use, in common with others, the lobbies, entrances, stairs, elevators, off street loading areas
(for loading and unloading of materials and supplies), and other public portions of the Building. The Building is situated on the real property described in Exhibit B hereto (the "Land").

        Section 1.02. The term "NET RENTABLE AREA", as used herein shall be the unit of measurement for space in the Building leased or held for lease to tenants for general office purposes, and shall mean (a) in the case of a single tenancy floor, all floor area, measured from the inside surface of the outer glass line of the Building excluding only the areas ("SERVICE AREA") used for Building stairs, fire towers, elevator shafts, flues, vent stacks, pipe shafts, and vertical ducts (which service areas shall be measured from the midpoint of walls enclosing such service areas), but including any such service areas which are for the specific use of the particular tenant such as special stairs or special elevators, plus an allocation of the square footage of the Building's elevator and mechanical and electrical rooms, maintenance areas and public areas ("SUPPORT AREAS"), and (b) in the case of a floor to be occupied by more than one tenant, all floor areaa within the inside surface of the outer glass line enclosing the Premises and measured to the midpoint of the walls separating areas leased by or held for lease to other tenants or areas devoted to corridors, elevator foyers, rest rooms, mechanical rooms, janitor closets, vending areas and other similar facilities for the use of all tenants on the particular floor (hereinafter sometimes called "COMMON AREAS"), but including a proportionate part of the common areas located on such floor, plus an allocation of the support areas of the Building. No deductions from Net Rentable Area shall be made for columns or projections necessary to the Building. The Net Rentable Area of the Premises has been calculated on the basis of the foregoing definition, and includes the "add-on factor" of nine percent (9%). The "add-on factor" for any other space taken by Tenant pursuant to this Lease shall be as follows: storage space pursuant to Article 29A - 15%; and space taken pursuant to Article 29 - 9%.

        Section 1.03. This Lease shall include Tenant's non-exclusive right to use and access the roof of the Building to install and provide up to six 24" - 48" satellite dishes in locations designated by Landlord. Tenant shall use the roof subject to the reasonable requirements of Landlord, and any

                                        1

installations of satellite dishes shall be treated as alterations under Article 11 below, subject to no charge by Landlord, except as provided in Article 11.

                                    ARTICLE 2
                                      TERM

        Section 2.01. The term of this Lease (the "TERM") shall begin on the earlier of: (i) "SUBSTANTIAL COMPLETION" as defined in Article III (1.) of Exhibit C hereto, or (ii) February 1, 1996 (the "COMMENCEMENT DATE") and, unless sooner terminated or renewed pursuant to the provisions hereof shall end at midnight on January 31, 2007 (the "EXPIRATION DATE"). The period between the Commencement Date and the Expiration Date is sometimes herein referred to as the "ORIGINAL" Term, and that portion, if any, of the Term resulting from the exercise of the renewal option granted in Section 28.01 is sometimes referred to as the "RENEWAL" Term.

        Section 2.02. Provided Tenant performs all of Tenant's obligations under this Lease, including the payment of Rent (as defined below), Landlord covenants that Tenant shall, during the Term, peaceably and quietly enjoy the Premises without disturbance from Landlord or any other persons; subject, however, to the terms of this Lease. This covenant and all other covenants of Landlord in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownership of Landlord's interest hereunder.

        Section 2.03. At the end of the sixty-sixth (66th) month of the original Term, Tenant shall have the one-time option to either (a) cancel its Lease for up to 30,000 square feet of Net Rentable Area in the Premises, but Tenant's selection of the location shall be subject to Landlord's reasonable determination that such surrendered space may be reasonably re-marketed; or (b) cancel its Lease for space in the Premises in its entirety.

        Said cancellation option must be exercised by Tenant, if at all, by (a) providing nine (9) months prior written notice accompanied by Tenant's check in the amount equal to the total of Landlord's unamortized up-front costs incurred in connection with this Lease, including brokers' commissions, plus unamortized Landlord allowance costs (if any) used by Tenant; or (b) providing six (6) months prior written notice accompanied by Tenant's check in an amount equal to the total of Landlord's unamortized up-front costs incurred in connection with this Lease, including brokers' commissions, unamortized Landlord allowance costs (if any) consumed by Tenant, and three (3) months rental payments and escalations.

                                      2

                                   ARTICLE 3
                            LEASEHOLD IMPROVEMENTS,

        Section 3.01. Leasehold Improvements from time to time designated by Landlord as "BUILDING STANDARD" are sometimes called in this Lease "BUILDING STANDARD LEASEHOLD IMPROVEMENTS." Leasehold Improvements not designated as Building Standard Leasehold Improvements are sometimes called in this Lease "NON-BUILDING STANDARD LEASEHOLD IMPROVEMENTS." Building Standard Leasehold Improvements and Non-Building Standard Leasehold Improvements are collectively called "LEASEHOLD IMPROVEMENTS." If the Premises already contain leasehold improvements from a prior occupancy, Tenant may, at its option, use such improvements in connection with the construction of Leasehold Improvements in the Premises, to the extent provided in the final plans and specifications for the Leasehold Improvements approved by Landlord and Tenant. From and after the Effective Date, Tenant and Tenant's Contractor shall be permitted to enter the Premises and shall construct or cause to be constructed certain additional Leasehold Improvements in accordance with the Tenant Space Plan and Working Drawings prepared by Tenant subject to and in accordance with the terms and provisions of the Work Letter executed simultaneously with this Lease, the form of which Work Letter is attached hereto as Exhibit C. Landlord shall either approve or disapprove such Tenant Space Plan within seven (7) days after Landlord's receipt thereof, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant and Tenant's Contractor may enter the Premises for construction and demolition work, and the installation of furniture equipment and electrical cables and Tenant shall not be required to pay Base Rent or Additional Rent until the Commencement Date, unless Tenant conducts business operations on the Premises. If for any reason Tenant fails to complete construction of its additional Leasehold Improvements before the Commencement Date, then this Lease shall not be void or voidable, and Tenant shall not be liable for any loss or damage resulting therefrom except that Tenant's obligation to pay Base Rent and Additional Operating Expenses shall commence as of the Commencement Date, provided that Tenant shall not be obligated to pay any Base Rent or Additional Operating Expenses for any days (i.e., for the number of days) and the Commencement Date shall be postponed for the number of days that the completion of the construction is delayed because of Landlord Delay (as defined in the Work Letter).

        Section 3.02.  TENANT ALLOWANCES.

        (a) Landlord shall bear no more than $25.00 per square foot of Net Rentable Area of the Premises within the Leased Premises as an "Improvement Allowance" only toward the cost of design and construction of Leasehold Improvements. Such Improvement Allowance will be paid to Tenant (or, at Tenant's option, to Tenant's contractors or design professionals, upon Tenant's written request showing the draw down upon the Improvement Allowance) upon Tenant's providing Landlord with copies of invoices or other evidence of the costs of the Leasehold Improvements. Tenant shall bear all amounts in excess of said Improvement Allowance. Landlord shall bear all costs of Landlord's field observation and follow-up, and Landlord's coordination of design and construction, with respect to the work and improvements contemplated by this Article 3.

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        (b)    The cost of design and construction of the Leasehold
               Improvements shall include, without limitation, the cost of preliminary space planning; final space planning, Construction Documents; mechanical engineering design and documentation; electrical design and documentation; demolition; Tenant's construction management costs including fees; special consultants costs (structural, acoustical vibration, etc.), direct costs of construction; and all required permits and fees. Some of the foregoing may be covered by the Architectural Allowance as defined below, and Tenant may use either the Architectural Allowance or Improvement Allowance as supplemented by unused portions of the Relocation Allowance, as defined below, to pay for these architectural items.

        (c) At any time prior to the Lease Commencement Date, Tenant may request from Landlord and Landlord shall provide to Tenant, an additional allowance, hereinafter referred to as "Additional Allowance" in an amount not to exceed $10.00 per square foot of the Net Rentable Area of the Premises to be added to and to be treated the same as the Improvement Allowance set forth in paragraph (a) above. If Tenant elects to request said Additional Allowance, Landlord shall increase the Improvement Allowance by the amount requested. In the event the Improvement Allowance is increased, Landlord shall increase the Base Rent under the original Term of this lease by an amount equal to the amount of Additional Allowance, amortized at an interest rate over the original Term of this Lease equal to one percent (1%) plus the prime lending rate quoted in The Wall Street Journal on the day Tenant makes such request.

        (d) Landlord shall grant Tenant an allowance for architectural expenses in connection with Leasehold Improvements (the "Architectural Allowance") of no more than $2.25 per square foot of Net Rentable Area of the Premises. Such Architectural Allowance will be paid to Tenant upon Tenant's providing Landlord with copies of invoices or other evidence of the costs of architectural services (or, at Tenant's option, to Tenant's design professionals, upon Tenant's written request showing the draw down on the Architectural Allowance). Any unused portion of the Architectural Allowance, at Tenant's option, may be used to supplement the Improvement Allowance, or to reduce the Base Rent under the Original Term of this Lease by an amount equal to the amount of the unused Architectural Allowance.

        (e) Landlord shall grant to Tenant an allowance for the expenses of or related to relocating to the Building (the "Relocation Allowance") of no more than $3.00 per square foot of Net Rentable Area of the Premises. Such Relocation Allowance will be paid to Tenant upon Tenant's providing Landlord with copies of invoices or other evidence of the costs of relocation. Any unused portion of the Relocation Allowance, at Tenant's option, may be used to supplement the Improvement Allowance, or to reduce the Base Rent under the original Term of this Lease by an amount equal to the amount of the unused Relocation Allowance.

                                        4

        Section 3.03. Landlord shall provide to Tenant, as a refurbishment allowance (the "Refurbishment Allowance"), an amount equal to Four and No/100 Dollars ($4.00) per square foot of Net Rentable Area of the Premises under lease to Tenant as of the fifth (5th) anniversary of Tenant's occupancy of the Building, said allowance to be made available to Tenant (at Tenant's option) at any time after the sixty-sixth (66th) month of the original Term of the Lease, and will be paid to Tenant upon Tenant's presentation of invoices for the subject refurbishment work. Tenant shall be entitled to use said amount, subject to the requirements of 3.01. above, only for refurbishments and other tenant improvements within the Premises, including but not limited to paint, carpet, drywall partitioning, voiceldata cabling, and electrical work.


                                    ARTICLE 4
                                ACCEPTANCE OF THE
                         PREMISES AND BUILDING BY TENANT

         Except as may be expressly provided otherwise in this Lease, Tenant will take possession of the Premises in "AS IS" condition. The term "AS-IS" condition of the Premises and associated Building area shall be defined as the existing initial condition of the Premises prior to construction of any Tenant Improvements, with completely operational HVAC, electrical supply and plumbing systems capable of supplying Tenant with the services identified in Article 6 of the Lease Agreement, and with all existing base building and tenant improvements free of all building code violations including City, State, Federal, and all other Authorities having jurisdiction at the time the original Certificate of Occupancy was issued. Landlord agrees to provide such "AS-IS" condition at its sole cost and expense without charge to Tenant or offset against the Article 3 Tenant Allowances, prior to the Commencement Date. Landlord further agrees that should any code violations relating to the "AS-IS" condition of the Premises and associated Building areas existing prior to construction of any Tenant Improvements, be discovered or should inspecting authorities require improvements to same, then Landlord shall at its sole cost, correct all such violations. The foregoing provision of this Article 4 shall not limit or qualify any of Landlord's obligations under any other sections of this Lease, including Section 6.02, to clean, repair, maintain or replace the Land, the Building and elements thereof, and the Premises.

                                    ARTICLE 5
                                      RENT

        Section 5.01. BASE RENT; ADDITIONAL RENT. Subject to any other applicable provisions of this Lease, the Rent reserved by Landlord and payable by Tenant in consideration of and under the terms of this Lease for each year of the Term hereof (prorated on a day basis for any period less than an entire year) shall be and consist of

        (a) an annual base rent (sometimes herein called the "BASE RENT") in the amounts stated in Section 5.02 hereof, plus

        (b) such other sums of money as shall become due and payable by Tenant as Additional Rent (as hereinafter defined), which Additional Rent shall be payable as hereinafter provided.

                                        5

         Section 5.02. BASE RATE. "BASE RENT" for the Premises shall be, during the original, Term hereof, Zero and No/100 Dollars ($0.00) per square foot of Net Rentable Area per annum during the first six (6) months of said original Term (months 1-6) and Twelve and 25/100 Dollars ($12.25) per square foot of Net Rentable Area per annum during months 7-66 of the original Term, and then Zero Dollars ($0.00) per square foot of Net Rentable Area per annum during months 67-72 of the original Term; and then Fourteen and 75/100 Dollars ($14.75) per square foot of Net Rentable Area during months 73-132 of the original Term. Tenant covenants and agrees to pay Base Rent in equal monthly installments, in advance on the first day of each and every calendar month during the Term of this Lease from and after the Commencement Date. Base Rent for any fractional calendar month (i.e., when tenancy does not cover the entire month) shall be that proportion of the Base Rent which the number of days of tenancy during such month bears to the total number of days in such month. The Base Rent payable during any renewal period granted pursuant to Section 28.01 hereof shall be at the rate therein provided. It is further understood that the rent for the first full paid calendar month has been paid in advance upon the execution of this Lease and Landlord acknowledges receipt thereof.

         Section 5.03. ADDITIONAL RENT. "ADDITIONAL RENT" means all sums, other than Base Rent, which Tenant is or becomes obligated to pay to Landlord under this Lease, including, but not limited to, Additional Operating Expenses (as hereinafter defined).

         Section 5.04. ADDITIONAL OPERATING EXPENSES. "ADDITIONAL OPERATING EXPENSES" shall be computed separately for each square foot of Net Rentable Area in the Premises for each calendar year or portion thereof which ensues after the Commencement Date and prior to the end of the Term of this Lease and, for each such calendar year or portion thereof, shall mean an amount (but not less than zero) per square foot of Net Rentable Area in the Premises determined by subtracting the amount described below in (b) from the amount described below in (a), to wit:

        (a) The arithmetic average of the Operating Expenses (as hereinafter defined) per square foot of Net Rentable Area in the Building incurred during such calendar year or portion thereof.

        (b) The applicable Landlord's Expense Stop (as hereinafter defined) as to such square foot of Net Rentable Area in the Premises for such calendar year or portion thereof.

For all purposes under this Lease, the "ARITHMETIC AVERAGE" of the Operating Expenses per square foot of Net Rentable Area in the Building for a calendar year shall be determined by dividing the total amount of the Operating Expenses incurred during such calendar year by the total number of square feet of Net Rentable Area in the Building, and, likewise, the Operating Expenses for any portion (less than all) of a calendar year for a square foot of Net Rentable Area in the Building shall be determined by dividing the arithmetical average of the Operating Expenses per square foot of Net Rentable Area in the Building for such entire calendar year by the number of days in such year and by multiplying the result obtained by the number of days in such portion of said calendar year.


        Section 5.05. LANDLORD'S EXPENSE STOP. "LANDLORD'S EXPENSE STOP" means as follows:

        (a) For any full calendar year during the Term, "LANDLORD'S EXPENSE STOP" shall mean the quotient obtained by dividing the total amount of Operating Expenses, grossed up in accordance with the last paragraph of Section 5.06(a) for the Building for the

                                        6

                calendar year 1996 by the total number of square feet of Net Rentable Area in the Building ( 541,022.43 square feet), as shown in Landlord's statements for 1996 Operating Expenses.

Until 1996 Operating Expenses have been finally determined, Landlord's Expense Stop shall be the figure estimated by Landlord in good faith to be Landlord's Expense Stop.

        (b) For any partial calendar year during the Term, "Landlord's Expense Stop" means the product obtained by multiplying the amount in Section 5.05(a) by a fraction, the denominator of which is 365, and the numerator of which is the number of days in such partial calendar year.


        Section 5.06.  OPERATING EXPENSES.

        (a) Subject to the provisions of subsection (b) hereof, "OPERATING EXPENSES" as used herein means all expenses, costs, and disbursements of every kind which Landlord shall be required to pay, in connection with the ownership, operation and maintenance of the Building and the Land, including, without limitation, the following:

                (1) An amount (the "MANAGEMENT FEE ALLOCATION") equal to three percent (3%) of the Base Rent and Additional Operating Expenses (exclusive of the "Management
                       Fee Allocation") payable by Tenant.

                (2) Wages, salaries, and fees of a personnel or entities engaged in the operation, maintenance, or security of the Building, including taxes, insurance, and benefits relating thereto; provided, however, that if during the Term such personnel or entities are also working on other projects being periodically developed or operated by Landlord, their wages, salaries, fees, and related expenses shall be allocated by Landlord reasonably and in good faith among all of such projects, and only that portion of such expenses allocable to the Building shall be included as an Operating Expense.

                (3) All supplies and materials used in the operation and maintenance of the Building.

                (4) Cost of all maintenance and service agreements for the Building, including without limitation, alarm service, janitorial services, security services, window cleaning, elevator maintenance, landscaping, and parking facilities maintenance.

                (5) Cost of all insurance relating to the Building, including, without limitation, the cost of casualty and liability insurance applicable to the Building and Landlord's personal property used in connection therewith, the cost of business interruption insurance in such amounts as will reimburse Landlord for all losses of earnings and other income attributable to the ownership and operation of the Building, and the

                                        7

                        cost of insurance against such perils and occurrences as are commonly insured against by prudent landlords. If Landlord elects to self-insure as provided in Section 14.02, the cost of insurance shall be Landlord's estimated fair market cost, not to exceed the rates charged to landlords of first-class office buildings in the Westchase area of Houston, Texas, during the applicable period of time or the applicable rates published in the Insurance Service Offices (ISO) Manual for the applicable period, whichever is less.

                (6) All taxes, assessments, and other governmental charges, whether federal, state, county, or municipal and whether assessed by taxing districts or authorities presently taxing the Building or the Land or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building and the Land or their operation, exclusive of any (i) inheritance, gift, franchise, mortgage, transfer or income taxes which may be assessed against Landlord, and
                        (ii) penalties, interest, or attorney's fees in connection with late payments or late charges or collection costs therefor.

                (7) Cost of repairs and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance by Tenant or other third parties, and alterations attributable solely to tenants of the Building).

                (8) Amortization of the cost of capital investment items which are installed primarily to reduce operating costs for the benefit of all the Building's tenants, but only to the extent that such operating costs are actually reduced, or which may be required by any governmental authority. All such costs, including interest cost, shall be amortized over the reasonable life of the capital investment items, with the reasonable life and amortization schedule being determined by Landlord according to generally accepted accounting principles, but in no event to extend beyond the reasonable life of the Building.

                (9) Cost of all utilities for the Building, including the cost of water, electricity, gas, fuel oil, heating, lighting, air conditioning, and ventilation for the Building.

               (10) Landlord's legal costs, appraisal costs, and other such third-party fees relating to the operation of the Building.

If the Net Rentable Area of the Building is not fully occupied during any Fiscal Year of the Term, an adjustment shall be made in computing the Operating Expenses for that year so that the Operating Expenses which vary with occupancy shall be increased for that year to the amount that, in Landlord's reasonable good faith judgment, would have been incurred had the total Net Rentable Area of the Building been ninety-five percent (95%) occupied during that year. All Operating Expenses shall be computed according to generally accepted accounting principles, consistently applied.

                                      8

        (b) The term "OPERATING EXPENSES" shall not include any of the following expenses:

                (1) Depreciation and amortization, except to the extent provided in Section 5.06(a)(8);

                (2) Costs incurred in renovating or otherwise improving or decorating or redecorating space for tenants or other occupants in the Building or vacant space in the Building;

                (3) Any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord;

                (4) Leasing commissions, attorneys' fees, architect's fees and other costs incurred in connection with negotiations or disputes with tenants or prospective tenants of the Building;

                (5) Costs incurred by Landlord for alterations, additions, improvements, repairs, replacements, tools and equipment which are considered capital expenditures under generally accepted accounting principles, consistently applied, except to the extent provided in Section 5.06(a)(8). (excepting costs that are incurred due to changes in law, including but not limited to "The Americans with Disabilities Act" and other governmental laws, regulations and rules and, also, excepting costs expended to cause a reduction in Operating Expenses to the extent such Operating Expenses are actually reduced, with the foregoing costs included in Operating Expenses);

                (6) Interest on debt or amortization payment on any mortgage or mortgages and any rental under any ground or underlying leases or lease (except to the extent the same may be made to pay insurance or taxes);

                (7)     Advertising and promotional expenses;

                (8) Repairs or other work occasioned by fire, windstorm, or other casualty and public liability claims of the type which would be covered by insurance policies, the cost of which is included in Operating Expenses, and costs incurred by Landlord in connection with or made necessary by the actual or threatened exercise by governmental authorities (or other entities with power of eminent domain) of the power of eminent domain;

                (9) Specific costs specially billed to Tenant or any other specific tenants, such as (but not limited to) above Building Standard janitor service, or electrical usage or other services or benefits above Building Standard.

                                        9

               (10) Landlord's general corporate overhead and general administrative expenses;

               (11) Cost to acquire, construct, equip and complete the Building and any cost connected with the sale, purchase, financing or refinancing at any time of the Building or the Land;

               (12) Costs associated with the violation by Landlord of any lease for space in the Building, any contract or restrictions relating to the Building or the Land or any law or governmental regulation applicable to the Building or the Land;

               (13)     Contributions to civic or charitable organizations;

               (14) Costs paid to Landlord or to subsidiaries or affiliates of Landlord for goods or services to the Building to the extent that same materially exceed the cost of such goods or services if rendered or sold by unaffiliated third parties on a competitive basis;

               (15) All costs associated with the presence in the Building of asbestos, polychlorinated biphenyls, or any other hazardous or toxic material;

               (16) Management fees and costs in excess of the Management Fee Allocation;

               (17) Costs to correct structural defects in the construction of the Building;

               (18) Salaries and other compensation for employees above the grade of building manager;

               (19) Costs of paintings, artwork and objects d'art for the Building;

               (20)     Costs covered by manufacturer or other warranties;

               (21) Costs associated with the failure of the Building to comply with existing laws, rules and regulations as of the date of this Lease;

               (22) Costs incurred in connection with removing property or improvements of former tenants, or in restoring their leased premises;

               (23) Costs attributable to losses for uncollected rent or charges or reserves for bad debts; and

               (24) Costs arising from or connected with disputes relating to Landlord's ownership of or title to the Building or Land.

                                       10

        (c) The term "FISCAL YEAR" as used herein shall mean a period of twelve consecutive calendar months, commencing on January 1, and ending on December 31, or such other twelve-month period as Landlord may specify from time to time.

        Section 5.07. RENT. "RENT" means all amounts which Tenant is obligated or becomes obligated to pay to Landlord under this Lease, including Base Rent and Additional Rent.

         Section 5.08. PAYMENT OF RENT. Tenant shall pay to Landlord all Rent at Landlord's lockbox in Houston, Texas or elsewhere in the continental United States, as Landlord may from time to time designate to Tenant in writing, in legal tender for the payment of public and private debts, without counterclaims, set-off, or deduction except as set forth in this Lease, in the following manner:

        (a) The Base Rent, monthly in advance (without written demand) in equal monthly installments on the first day of each fill calendar month during the Term and for any other period of occupancy.

        (b) The Additional Rent, within thirty (30) days after notice thereof by Landlord's invoice or statement for the same as elsewhere provided for and authorized herein, and at such other times as this Lease provides for the payment of the same.

        Section 5.09. FAILURE TO PAY; INTEREST. All past-due Rent shall bear interest from and after the fifth (5th) day after it is due until paid at the rate of interest per annum equal to the interest rate then being quoted by Bank of America National Trust and Savings Association (or its successor) as its "prime rate," plus two (2) percent, or the maximum rate permitted under state or federal law, if the aforesaid rate exceeds such maximum.

         Section 5. 10. ADDITIONAL OPERATING EXPENSES. As Additional Rent, Tenant shall pay to Landlord an amount (if any) equal to the Additional Operating Expenses for each square foot of Net Rentable Area included in the Premises during any calendar year or portion thereof during the Term of this Lease; provided that for any period of time which constitutes less than an entire calendar year, the Additional Rent, if any, payable by Tenant under this
Section 5.10 for each square foot of Net Rentable Area in the Premises during such portion of a calendar year shall be calculated on a proportionate per-day basis as described in Sections 5.04 and 5.05 above.

                                      11

         Section 5.11. PAYMENT OF ESTIMATED ADDITIONAL RENT. At least fifteen
(15) days prior to the first day of each calendar year during the Term of this Lease, Landlord shall notify Tenant of Landlord's reasonable, good faith estimate of the amount, if any, of Additional Rent which will become due by Tenant under Section 5.10 during the next calendar year or part thereof. The amount of Additional Rent, if any, thus estimated by Landlord to become due for any such period shall be divided into equal monthly installments during such period (reduced proportionately for any partial month) and shall be paid by Tenant in such equal monthly installments in advance on the first day of each month during such period; provided that if Additional Rent is estimated to accrue under Section 5.10 during a portion only of such period (as, for example, a portion of a calendar year during which the Term hereof ends), the entire amount of such estimated Additional Rent shall be payable in equal monthly installments during the portion of such period during which it is estimated to accrue. If Landlord fails to give notice to Tenant of Landlord's estimate of the amount of Additional Rent to become due by Tenant during any period at least fifteen (15) days prior to commencement of such period as required in the first sentence of this Section 5.11, Tenant shall not be required to commence paying monthly installments of estimated Additional Rent for such period until the first day of the first calendar month which ensues at least fifteen (15) days after notice of such estimate is given by Landlord to Tenant, in which event the first monthly installment of estimated Additional Rent to be paid by Tenant after receipt of such notice shall include all monthly installments of estimated Additional Rent for such period which would have become due through such installment payment date if Landlord had timely given notice of estimated Additional Rent for such period as provided for in the first sentence of this
Section 5.11.

         Section 5.12. CORRECTION OF ESTIMATED PAYMENTS. Within one hundred fifty (150) days, after the end of each calendar year during which any estimated Additional Rent has accrued under Section 5.11 above, Landlord shall provide to Tenant a statement for such calendar year setting forth, in reasonable detail, the Operating Expenses incurred during such calendar year and the amount, if any, of Additional Rent due by Tenant under Section 5.10 for such calendar year or any portion thereof. If the actual Additional Rent, if any, due by Tenant under Section 5.10 for such calendar year, or portion thereof, is greater than the estimated Additional Rent paid by Tenant under Section 5.11 during such calendar year, or portion thereof, then within thirty (30) days after receipt of such statement Tenant shall pay to Landlord the amount of such excess. If the actual Additional Rent, if any, due by Tenant under Section 5.10 for such calendar year, or portion thereof, is less than the estimated Additional Rent paid by Tenant under Section 5.11 during such calendar year, or portion thereof, then Landlord shall allow a credit in the amount of such overpayment plus interest thereon from the date of delivery of said statement from Landlord until the credit is given, at the rate of interest per annum equal to the interest rate being quoted by Bank of America National Trust and Savings Association (or its successor) as its "prime rate" plus two (2) percent, or the maximum rate permitted by state or federal law if the aforesaid rate exceeds such maximum, against the aggregate payment of Base Rent and estimated Additional Rent otherwise becoming due under Section 5.08(a) and Section 5.11 on the next ensuing monthly payment of Rent due dates, if any, after delivery of such statement to Tenant; provided that if the Term of this Lease has ended or shall end prior to utilization of such entire overpayment and any accrued interest as a credit against Rent hereunder, Landlord shall promptly refund such overpayment and any accrued interest (to the extent not credited against Rent otherwise becoming due hereunder) to Tenant.

         Section 5.13. TENANT'S RIGHT TO EXAMINE RECORDS. Tenant shall have the right at all reasonable times to audit, inspect and copy or reproduce at its own expense Landlord's books and

                                       12

records relating to Additional Rent under this Lease for all or any part of the immediately preceding two (2) calendar years of the Term. Tenant shall bear the costs incurred by it in connection with such audit but Landlord agrees to reimburse Tenant for such costs in the event such audit reveals that the annual Additional Rent charged equaled or exceeded 110% of the annual Additional Rent which should have been charged for the calendar year which is covered by such audit. Landlord shall in any event promptly refund to Tenant any overcharge (regardless of the amount) revealed by such audit.

                                    ARTICLE 6
                              SERVICES BY LANDLORD

        Section 6.01. While Tenant is occupying the Premises and there is no uncured event of default under this Lease for more than ten (10) consecutive days, Landlord shall furnish the Premises with:

(a) passenger elevator, and freight elevator service 24 hours per day in common with other tenants for access to and from the Premises as is customarily provided to tenants in first-class office buildings in the Westchase area of West Houston, Texas, provided that Landlord may reasonably limit the number of elevators to be operated before or after Normal Business Hours (as defined in Section 26.02 hereof) and on Sundays and holidays (as defined in Section 26.02 hereof);

(b)     janitorial cleaning services as listed on Exhibit F, attached hereto;

(c) replacement, as necessary, of all Building Standard (including warm white) lamps and ballasts in the fight fixtures within the Premises;

(d)     the services provided for in Sections 7.01 and 7.02 below;

(e) the security gate house on Townpark and the Building shipping/receiving office will be manned at all times during Normal Business Hours, but as to the security gate house only, Landlord may substitute a security access control system in lieu of manning such security gate house;

(f) during the original Term, a watchman in the Building every day, twenty-four (24) hours a day;

(g)     Tenant shall have twenty-four (24) hours day access to the Building;
        and

(h) escalator service and loading dock access in common with other Tenants during Normal Business Hours.

        If after the Commencement Date, Tenant requests services which are not specified herein and Landlord elects to provide such services to Tenant, Tenant will pay to Landlord, as Additional Rent, upon demand, the cost of providing such services, plus an additional amount equal to five percent (5%) of such costs to cover Landlord's overhead, administrative and related costs, except that charges for additional metered electrical power shall be at Landlord's out of pocket cost for such power.

                                       13

         Section 6.02. Landlord shall operate the Building as a first-class office building in the Westchase area of West Houston, and maintain, repair and replace (as needed) the common areas of the Building and the foundation, roof, and other structural elements of the Building, including exterior walls and glass, and the Building systems such as HVAC and plumbing and electrical in a manner consistent with first-class office buildings and data centers in the Westchase area of West Houston, Texas.


                                    ARTICLE 7
                                    UTILITIES

         Section 7.01. While Tenant is occupying the Premises and there is no uncured event of default under this Lease for more than ten (10) consecutive days, Landlord shall furnish Tenant with the following services:

         (a) potable water at those points of supply provided in Tenant's Premises and hot and cold water for normal lavatory use by tenants in the Building;

         (b) heating, ventilating, and/or air conditioning ("HVAC") in season during Normal Business Hours for the Building and at such temperatures and in such amounts which shall in all events have adequate capacity to heat and cool the occupants of the Leased Premises up to one person per 150 square feet of useable area, at temperatures ranging from 74 degrees F to 76 degrees F, with a variance of -1 degree F in the summer, and from 68 degrees F to 70 degrees F with a variance of +1 degree F in the winter as well as electrical loads identified in
                 Section 7.01 and 7.02. In the event Tenant requires HVAC services in excess of those specified herein, Tenant shall install such systems at Tenant's expense. The utilities for the operation of such additional systems shall be metered in accordance with Section 7.02. Additional consumption in excess of the power allowed in Section 7.02 shall be billed to Tenant by Landlord at Landlord's actual out of pocket expense;

         (c) electric lighting for public areas and special service areas of the Building in the manner and to the extent customarily provided in office buildings in the Westchase area of West Houston, Texas;

         (d) connection to Landlord's emergency power generator which shall not exceed 50 KVA without prior Landlord approve with any Tenant consumption to be determined by meter and to the extent the total consumption of 120/208 volt power for the month exceeds the amount allowed pursuant to Section 7.02, such consumption shall be charged at Houston Lighting & Power kilowatt hour (KWH) cost for the preceding month, and

         (e) a one to one relationship of the volume of return air entering the mechanical room above the ceiling to supply air entering the Leased Premises, assuming a return air velocity of no greater than 500 feet per minute through all, return air openings; a properly sized life safety control system and building backbone to Tenant's floor, that will receive the Tenant's life safety devices installed in the Leased Premises.


         Section 7.02. While Tenant is occupying the Premises and there is no event of default under this Lease, Landlord will furnish electric power at 2.0 watts per square foot of Net Rentable Area for

                                       14

lighting and 5.0 watts per square foot of Net Rentable Area for Tenant's other power requirements. Landlord reserves the right to charge Tenant for the kilowatts of non-lighting electrical usage in excess of .75 kilowatt hours per square foot of Net Rentable Area of the Premises per month averaged over a twelve month period. Additional consumption will be determined by separate kilowatt meters for the Premises to be installed by Landlord at Tenant's expense.

         Landlord shall provide required 120/208 volt electrical transformers and panels to supply up to 5.0 watts per square foot of Net Rentable Area, in the four electrical closets that serve the Premises. Three of the aforementioned four electrical closets will have a general purpose power panel and an isolated ground panel. One UPS/isolated ground panel and one emergency generator power panel will be located in the computer area.

         To the extent Tenant elects to utilize the Landlord provided UPS power, maintenance and repairs for the 60 KVA of UPS power will be made on a time and materials basis, with costs shared between UPS power users on a pro rata, percentage of total UPS used, basis. At Lease commencement, Tenant's UPS power usage is anticipated to be 50 KVA. On the basis of an initial usage of 50 KVA of UPS power, Tenant's initial cost for UPS maintenance and repairs will be $300.00 per month with an end of year accounting and adjustment based on actual maintenance and repair costs.

         If Tenant's requirements for electricity exceed those described above, Landlord, at Tenant's expense, will make reasonable efforts to supply such service through the then-existing feeders servicing the Building and will bill Tenant monthly at Landlord's actual out of pocket cost for such additional service, but, in any event, Landlord's feeders shall be capable of supplying 60 KVA of UPS power to Tenant. Such additional consumption shall be determined, at Landlord's election, either (i) by a survey performed by a reputable consultant selected by Landlord and paid for by Tenant, or (ii) by a separate meter in the Premises to be installed, maintained, and read by Landlord at Tenant's sole expense.

         Section 7.03. The hourly charge for HVAC overtime usage shall be $20.00 per hour per Building Quadrant serviced, such rate to be increased or decreased annually in direct proportion to any increase or decrease since 1996 in the annual average of kilowatt rates charged Landlord, but in no event shall such rate be less than $20.00 per hour per Building Quadrant serviced. Should Tenant elect to use Landlord's chilled water, it shah be billed at 25 cents per ton hour. For purposes of the foregoing, the Building shall be divided into four quadrants (a "Building Quadrant") by two lines, one running generally north-south and the other generally east-west, both lines intersecting at the approximate center of the Second Level. Notwithstanding the foregoing, Landlord hereby waives the HVAC overtime usage charge for overtime HVAC usage from between 5:30 p.m. and 6:00 p.m. on business days (as defined in Section 26.03 hereof.

         Landlord will not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy or any other utility service furnished to the Premises because of any requirement act, or omission of the public utility serving the Building with electricity or any other utility service.

                                       15

         All installations of electrical fixtures, appliances, and equipment which require modifications to the Building's electrical systems will be subject to Landlord's prior written approval, such approval not to be unreasonably withheld, delayed or conditioned.

         Landlord's obligation to furnish electrical and other utility services as described in this Article 7 will be subject to the rules and regulations of the supplier of such electricity or other utility services and the rules and regulations of any municipal or other governmental authority regulating the business of providing electricity and other utility services.

         At all times Tenant's use of electrical current will never exceed the capacity of existing feeders to the Building or the risers or wiring installations.

         Section 7.04. Should stoppage of any of the services provided for in
Article 6 above or in this Article 7 render the Premises untenantable (tenantability being presumed if Tenant is using Premises for its intended purpose) for more than three (3) consecutive business days and be the result of a cause other than Force Majeure or the failure of utilities to the Building, Tenants rent shall abate during the period of untenantability. Should stoppage of any of the services provided for in Article 6 or in this Article 7 render the Premises untenantable for more than ten (10) consecutive business days for any cause, Tenant's rent shall abate during the period of untenantability. If the period of untenantability exceeds thirty (30) consecutive business days for any cause, Tenant shall have the right to terminate the Lease after the thirtieth
(30th) consecutive business day by giving written notice to Landlord prior to restoration of such services, but only if Landlord is not working diligently to achieve such full restoration. If the period of untenantability exceeds sixty
(60) consecutive business days, for any cause, Tenant shall have the right to terminate the Lease after the sixtieth (60th) consecutive business day by giving written notice to Landlord prior to full restoration of such services, regardless of Landlord's diligent efforts to achieve restoration. The cure periods and notice requirements of Section 23.05, as well as the limitations on Tenant's rights and remedies set forth therein, shall be inapplicable to this
Section 7.04.

                                    ARTICLE 8
                                       USE

         Section 8.01. The Premises shall be used only for general office and data center purposes including but not limited to, employee training, employee lunchroom and/or kitchen facilities (including vending machines for Tenant's use only) and any other legally permitted uses. Tenant may change its use only with the consent of Landlord, which shall not be unreasonably withheld, and Tenant agrees to use and maintain the Premises in a clean, careful, safe, lawful, and proper manner.


                                    ARTICLE 9
                       LAWS, ORDINANCES, AND REQUIREMENTS
                              OF PUBLIC AUTHORITIES

         Section 9.01. Tenant shall, at its sole expense, comply with all laws, orders, ordinances, and regulations of federal, state, county, and municipal authorities and with any directive of any public officer or officers which shall, with respect to the use of the Premises or to any abatement of nuisance, impose any violation, order or duty upon Landlord or Tenant arising from Tenant's use of the Premises or from conditions which have been created by or at the insistence of Tenant or required by reason of a

                                       16

breach of any of Tenant's obligations hereunder. Tenant is responsible for compliance with Title III of the Americans with Disabilities Act "ADA") in the Premises, as required by applicable governmental authorities having jurisdiction; Landlord is responsible for compliance with Title III of the ADA in the common areas of the Building.

         The foregoing obligations of Tenant under this Article 9 shall not apply to any laws, orders, ordinances, regulations, or directives that must be complied with by Landlord generally in order for Landlord to lease space in the Building for general office purposes.

         If Tenant receives written notice of the violation of any such law, order, ordinance, or regulation, it shall promptly notify Landlord thereof.

                                   ARTICLE 10
                       OBSERVANCE OF RULES AND REGULATIONS

         Section 10.01. Tenant and its servants, employees, agents, visitors, and licensees shall observe faithfully and comply with the Rules and Regulations attached hereto as Exhibit E, except as otherwise provided herein. In the event of conflict between this Lease and the Rules and Regulations, then this Lease shall control.

         Landlord shall at all times have the right to make reasonable changes in and additions to such Rules and Regulations, provided any changes in existing rules or any new rules do not interfere with the lawful conduct of Tenant's business in the Premises as permitted by this Lease, and apply generally to all tenants in the Building.

         Landlord shall have no responsibility or liability to Tenant and its servants, employees, agents, visitors, and licensees with respect to any damages or injuries to persons or property arising out of noncompliance with the Rules and Regulations, or any of them, by any other tenant or person in the Building. However, Landlord shall use reasonable efforts to cause other tenants to comply with the Rules and Regulations.

                                   ARTICLE 11
                                   ALTERATIONS

         Section 11.01. Tenant shall not, without Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, make any alterations to the Premises, which either (i) affect the Building structure or systems, or (ii) exceed $5,000.00 in cost.

         Should Tenant desire to make any such alterations, Tenant agrees to submit all plans and specifications for same to Landlord for Landlord's written approval before such work is begun.

         Upon Tenant's receipt of Landlord's written approval, Tenant may proceed with the construction of the approved alterations, but only so long as the alterations are constructed in substantial compliance with the approved plans and specifications and with the provisions of this Article 11.

                                       17

         All alterations shall be made at Tenant's expense, either by Tenant's contractors which have been approved by Landlord, or by Landlord's contractors on terms reasonably satisfactory to Tenant, including a fee payable by Tenant to Landlord of 2 1/2% of the actual cost of performing such work to cover Landlord's overhead if Tenant's contractors do the work or 5% if Landlord's contractors do the work.

               All work in connection with such alterations shall:

              (a) be performed in such a manner as to maintain harmonious labor relations;

              (b)    not alter the exterior appearance of the Building;

              (c) not adversely affect the structure or safety of the Building;

              (d) comply with all building, safety, fire, and other codes and governmental and insurance requirements;

              (e) not result in any usage in excess of Building Standard of water, electricity, gas, heating, ventilating, or air-conditioning (either during or after such work) unless prior written arrangements satisfactory to Landlord are made with respect thereto; and

              (f) be completed promptly and in a good and workmanlike manner.

         Section 11.02. All Leasehold Improvements, alterations, and other physical additions made or installed by or for Tenant in or to the Premises and Building pursuant to Section 3.01. above shall be and remain Landlord's property, except Tenant's furniture, furnishings, personal property, movable equipment and trade fixtures, and roof-mounted satellite dishes, and shall not be removed. Tenant agrees to remove, at Tenant's expense, all of its furniture, furnishings, personal property, and movable equipment and trade fixtures by the Expiration Date or the date of any earlier termination hereof, and shall promptly reimburse Landlord for the cost of repairing all damage done to the Premises or the Building by such removal normal wear and tear excepted.

                                   ARTICLE 12
                                      LIENS

         Section 12.01. Tenant shall keep the Premises free from any liens arising from any work performed, materials furnished, or obligations incurred by or at the request of the Tenant. Nothing contained in this Lease shall be construed as Landlord's consent to any contractor, subcontractor, laborer, or materialman for the performance of any labor or the furnishing of any materials for any specific improvement alteration, or repair of, or to, the Premises, nor as giving Tenant any right to contract for, or permit the performance of, any services or the furnishing of any materials that would result in any liens against the Premises.

         If any lien is filed against the Premises or Tenant's leasehold interest therein in connection with work performed for Tenant, Tenant shall discharge same within thirty (30) days after Tenant learns that the lien has been filed. If Tenant fails to discharge any lien, within such period, then, in addition to any

                                       18

other right or remedy of Landlord, Landlord may, at its election, discharge the lien by either paying the amount claimed to be due or obtaining the discharge by deposit with a court or a title company or by bonding. Tenant shall pay on demand any amount paid by Landlord for the discharge or satisfaction of any lien, and all reasonable attorneys' fees and other legal expenses of Landlord incurred in defending any such action or in obtaining the discharge of such lien, together with all necessary disbursements in connection therewith.

         The above described obligations of Tenant relative to release of liens shall not apply to the extent any such lien results from the failure of Landlord to pay any allowance to Tenant as required in Article 3 of the Lease.

         Notwithstanding the foregoing, Tenant may contest the amount or validity of any such lien, provided that Tenant obtains an indemnity bond which meets the requirements of Section 53.171 of the Texas Property Code issued by a corporate surety reasonably satisfactory to Landlord.

                                   ARTICLE 13
                                ORDINARY REPAIRS

         Section 13.01. Tenant shall, at all times during the Term hereof and at Tenant's sole cost and expense, keep the Premises and every part thereof in good condition and repair, subject to the provisions of Section 6.02 and Article 15.

         Tenant shall, at the end of the Term hereof surrender to Landlord the Premises and all alterations, additions, and improvements thereto as required by
Section 19.01.

         If Tenant fails to make such repairs promptly, Landlord may, at its option, make the repairs, and Tenant shall pay Landlord on demand Landlord's actual costs in making such repairs, plus a fee of fifteen percent (15%) to cover Landlord's overhead.

         Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate, or paint the Premises, or any part thereof except as specifically herein set forth. No representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically herein set forth.

                                   ARTICLE 14
                                    INSURANCE

         Section 14.01. Tenant shall, during the Term and at its sole expense, obtain and keep in force, with Tenant, Landlord, and the mortgagees of Landlord named as insured therein (except with respect to the Worker's Compensation coverage) as their respective interests may appear, the following insurance:

        (a) Fire insurance, including extended coverage, vandalism, and malicious mischief upon Non-Building Standard Leasehold Improvements and alterations, installed by Tenant, in an amount not less than ninety percent (90%) of the full replacement cost thereof,

                                       19

        (b) Commercial General Liability Insurance Coverage, to include personal injury, bodily injury, broad form property damage, operations hazard, contractual liability, and products and completed operations liability, in limits not less than $1,000,000, inclusive.

        (c) Worker's Compensation and Employees Liability insurance, in such form and amounts as are required by applicable law.

All policies shall be taken out with insurers that are licensed in Texas and have a Best's Rating of B+ or better in form reasonably satisfactory from time to time to Landlord. Tenant agrees that certificates of insurance on the Landlord's standard form, or, if required by Landlord or the mortgagees of Landlord, certified copies of each such insurance policy, will be delivered to Landlord as soon as practicable after the placing of the required insurance, but not later than ten (10) days after Tenant takes possession of all or any part of the Premises. All policies shall contain an undertaking by the insurers to notify Landlord and the mortgagees of Landlord in writing not less than fifteen
(15) days before any material change, reduction in coverage, cancellation, or other termination thereof

         Section 14.02. During the Term, Landlord shall insure the Building and the existing Leasehold Improvements (excluding any property which Tenant is obligated to insure under Section 14.01 hereof) against damage by fire and standard extended coverage perils and maintain public liability insurance in such amounts and with such deductibles as Landlord reasonably considers appropriate; provided, however, that, so long as the Building is owned by Chevron U.S.A. Inc. or an affiliated corporation, Landlord shall have the right, at its election, to maintain all such insurance under either: a program of self-insurance in lieu of purchasing an insurance policy or policies if it is Landlord's normal policy to self-insure against such perils for its property; or, the Chevron Self-Administered Claims Program. Landlord may, but shall not be obligated to, take out and carry any other form or forms of insurance as it or Landlord's mortgagees may reasonably determine advisable. Notwithstanding any contribution by Tenant to the cost of insurance premiums, as provided herein, Tenant acknowledges that such contribution, in and of itself, shall not confer upon Tenant the right to receive any proceeds from any such insurance policies carried by Landlord for which such contribution by Tenant has been made. Landlord will not have to carry insurance of any kind on any Non-Building Standard Leasehold Improvements, on Tenant's furniture or Furnishings, or on any of Tenant's fixtures, equipment, improvements, or appurtenances under this Lease; and Landlord shall not be obligated to repair any damage thereto or replace the same.

         Section 14.03. Tenant shall not do or permit to be done in the Premises, nor bring or keep or permit to be brought to the Premises or kept therein, anything which is prohibited by any insurance policy carried by Landlord or Tenant, periodically in force covering the Building, the Leasehold Improvements, or the Premises, or which will in any way increase the existing premiums for any such policy. If Tenant fails to remedy the condition giving rise to any such increase or threatened increase in premiums, or such cancellation or reduction, or threatened cancellation or reduction of coverage, within forty-eight (48) hours after notice thereof, the failure shall constitute an event of default hereunder, and Landlord may do any one or more of the following without any notice or demand:

        (a) Enter upon the Premises and attempt to remedy such condition, in which event Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises resulting from such entry and Tenant shall

                                       20

                promptly pay to Landlord as Additional Rent the cost to Landlord of remedying or attempting to remedy such condition; or

        (b) In the case of an increase or threatened increase in insurance premiums, Tenant, at Landlord's election, shall pay any actual increase in premiums as Additional Rent within ten
                (10) days after being billed therefor by Landlord. In determining whether increased premiums are a result of Tenant's use of the Premises, a schedule issued by the organization computing the insurance rate on the Building or the Leasehold Improvements showing the various components of such rate shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or any present or future insurer relating to the Premises.

         Section 14.04. All policies of fire, extended coverage or similar casualty insurance, which Tenant is required to obtain hereunder or for which Landlord charges Tenant as an Operating Expense for the Premises shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured before the occurrence of injury or loss. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant waive any rights of recovery against the other for injury, loss or damage to persons or property due to hazards covered by insurance containing such a waiver of subrogation clause or endorsement to the extent of the injury, loss or damage to persons or property covered thereby, or which could have been covered by the type of insurance that Landlord could have included in Operating Expenses, regardless of cause or origin, including the negligence of the other party hereto, its agents, officers, or employees, and no third party shall have any such rights by assignment subrogation or otherwise.

                                   ARTICLE 15
                          DAMAGE BY FIRE OR OTHER CAUSE

         Section 15.01. Subject to Sections 15.02, 15.03, and 15.04 hereof, if the Premises, the Building or the Building Standard Leasehold Improvements are damaged by fire or other casualty against which Landlord could obtain a policy of insurance under Section 14.02 and could have included such in Operating Expenses, Landlord shall, except to the extent of the Non-Building Standard Leasehold Improvements, have the damage repaired with reasonable speed at the expense of Landlord, subject to delays that may arise by reason of adjustment of loss under insurance policies and for other delays beyond Landlord's reasonable control.

         Section 15.02. If the Premises are damaged or destroyed by any cause whatsoever, and if, in either Landlord's or Tenant's reasonable opinion, (a) the Premises cannot be rebuilt or made fit for Tenant's purposes within one hundred twenty (120) days of the damage or destruction, or (b) the proceeds from insurance remaining after payment of any such proceeds required to be paid to Landlord's mortgagee are insufficient to repair or restore the damage or destruction, either Landlord or Tenant may, at its option, terminate this Lease by giving the other notice of termination within sixty (60) days after such damage or destruction, and thereupon, Rent and any other payments for which Tenant is liable under this Lease shall be prorated and paid to the date of such damage, and Tenant shall vacate as soon as reasonably possible the Premises, provided, however, that all provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof

                                       21

         Section 15.03. If the Building is damaged or destroyed by any cause whatsoever to the extent that, in either Landlord's or Tenant's reasonable judgment (a) it would not be economically feasible to repair or restore such damage or destruction, or (b) the damage or destruction to the Building cannot be repaired or restored within one hundred twenty (120) days after such damage or destruction, either Landlord or Tenant may, at its option, terminate this Lease by giving the other notice of termination within sixty (60) days after such damage or destruction, and thereupon, Rent and any other payments shall be prorated and paid to the date on which possession is relinquished, if Tenant continues to occupy the Premises, and Tenant shall vacate as soon as reasonably possible the Premises according to such notice of termination.

         Section 15.04. If the Building, the Premises, or Building Standard Leasehold Improvements are substantially damaged by fire or other cause at any time during the last two (2) years of the Term, Landlord or Tenant may terminate this Lease upon written notice to the other party given within sixty (60) days of the date of such damage, requiring Tenant to vacate the Premises, and thereupon Rent and any other payments shall be prorated and paid to the date on which possession is relinquished, if Tenant continues to occupy the Premises, and Tenant shall vacate as soon as reasonably possible the Premises.

         Section 15.05. No damages, compensation, or claim shall be payable by Landlord for inconvenience, loss of business, or annoyance arising from any repair or restoration of any portion of the Premises, the Building Standard Leasehold Improvements, or the Building. Landlord shall use reasonable efforts to have such repairs made promptly so as not unnecessarily to interfere with Tenant's occupancy.

         Section 15.06. If the Non-Building Standard Leasehold Improvements are damaged or destroyed by fire or other casualty against which Tenant is insured under Section 14.01, Tenant shall immediately notify Landlord, and unless either Landlord or Tenant elects to terminate this Lease under Sections 15.02, 15.03, or 15.04, Tenant shall, to the extent of the proceeds from Tenant's insurance available to Tenant have the damage repaired with reasonable speed at the expense of Tenant, subject to delays which may arise by reason of adjustment of loss under insurance policies and for other delays beyond Tenant's reasonable control.

         Section 15.07. The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Building, the Building Standard Leasehold Improvements, the Non-Building Standard Leasehold Improvements, or the Premises by fire or other casualty.

         Section 15.08. Tenant shall promptly notify Landlord if the Premises or the Building Standard Leasehold Improvements are damaged by any cause whatsoever. If the Building, Premises, or Building Standard Leasehold Improvements, through no fault or neglect of Tenant, its agents, employees, or invitees (except to the extent that Landlord could have included the cost of business interruption insurance in Operating Expenses), shall be damaged by fire or other casualty so as to render any portion of the Premises untenantable, the Base Rent and Additional Operating Expenses hereunder shall abate as to that portion of the Premises rendered untenantable by such damage from the date of such casualty until such time as Landlord reasonably determines that such damaged portion of the Premises has been made tenantable.

                                       22

                                   ARTICLE 16
                                  CONDEMNATION

         Section 16.01. If a material part of the Premises or the Building shall be taken or condemned for any public purpose, whether such taking or condemnation shall be temporary or permanent, either Landlord or Tenant, at its option, may terminate this Lease, by notice to the other party hereto within sixty (60) days after such party becomes aware that such taking or condemnation has occurred. If all of the Premises shall be taken or condemned for any public purpose, this Lease shall automatically terminate. All proceeds from any taking or condemnation attributable to the Land or Building shall belong to and be paid to Landlord.

                                   ARTICLE 17
                            ASSIGNMENT AND SUBLETTING

         Section 17.01. If Tenant should, desire to assign this Lease or sublet the Premises (or any part hereof), Tenant shall give Landlord written notice at least fifteen (15) days in advance of the date on which Tenant desires to make such assignment or sublease. Landlord shall then have a period of fifteen (15) days following receipt of such notice within which to notify Tenant in writing that Landlord elects (a) to terminate this Lease as to the portion of the Premises which Tenant desires to sublease or assign as of the date specified by Tenant in its notice, in which event Tenant shall be relieved of all further obligations hereunder as to such space; (b) to permit Tenant to assign or sublet such space, subject, however, to the subsequent written approval of the proposed assignee or subtenant by Landlord, and provided that if the rental rate agreed upon between Tenant and its proposed subtenant or assignee is greater than the Rent that Tenant must pay Landlord hereunder, then one-half (1/2) of such excess rental, minus Tenant's cost of subletting shall be considered Additional Rent owed by Tenant to Landlord, and shall be paid by Tenant to Landlord in the same manner that Tenant pays Base Rent; or (c) to refuse to consent to Tenant's assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Premises. If Landlord elects option (a), then Tenant may retract its notice of request to assign or sublease. Landlord's consent to sublease or assignment, and to the proposed assignee or sublessee, cannot be unreasonably withheld, conditioned or delayed. In determining reasonableness, Landlord may only take into consideration the following factors:

        (1) Any proposed assignee (but not sublessee) is a respectable party of financial worth commensurate with its rental obligations and Tenant shall have provided Landlord with proof thereof;

        (2) Whether the usage under the assignment or sublease would conflict with the exclusive usage rights granted to any tenant in the Building;

        (3) Whether the proposed assignee or sublessee would use the Premises for any use which would diminish the value or reputation or alter the first class character of the Building; or

        (4) In the event of an assignment or sublease of only a portion of the Premises, whether such portion of the Premises and the balance of the Premises could be leased independently of each other in compliance with all applicable governmental codes and regulations.

                                       23

If Landlord shall fail to notify Tenant in writing of such election within such fifteen (15) day period, Landlord shall be deemed to have elected option (b) above. No assignment or subletting by Tenant shall relieve Tenant of Tenant's obligations under this Lease. Any attempted assignment or sublease by Tenant in violation of the terms and provisions of this Section 17.01 shall be void.

         Section 17.02. Landlord may sell, transfer, assign, or convey, all or any part of the Building and any and all of its rights under this Lease, and in the event Landlord assigns its rights under this Lease, Landlord shall be released from any obligations hereunder attributable to periods of time after such assignment and Tenant agrees to look solely to Landlord's successor in interest for performance of such obligations.

                                   ARTICLE 18
                                 INDEMNIFICATION

         Section 18.01. Subject to the provisions of Section 14.04, Tenant hereby releases and agrees to indemnify, defend, and hold Landlord harmless from and against all claims for damage to property or injury or death to persons arising during its tenancy and to the extent resulting from (1) the negligence or willful misconduct of Tenant, or (2) the condition of the Premises (excluding, however, claims arising from any breach by Landlord of its obligations under this Lease, or to the extent arising from the negligence or willful misconduct of Landlord). The foregoing indemnity obligation shall include reasonable attorneys' fees and other reasonable costs of defense.

         Section 18.02. Subject to the provisions of Section 14.04, Landlord hereby releases and agrees to indemnify, defend, and hold Tenant harmless from and against all claims for damage to property or injury or death to persons arising during the tenancy and to the extent resulting from (1) the negligence or willful misconduct of Landlord, or (2) the condition of the common areas of the Building or Land (excluding, however, claims arising from any breach by Tenant of its obligations under this Lease, or to the extent arising from the negligence or willful misconduct of Tenant). The foregoing indemnity obligation shall include reasonable attorneys' fees and other reasonable costs of defense.

         Section 18.03. The obligations of Tenant and Landlord pursuant to this
Article 18 shall survive the expiration or any termination of this Lease, with respect to any damage, injury or death occur-ring before such expiration or termination.

                                   ARTICLE 19
                            SURRENDER OF THE PREMISES

         Section 19.01. Upon the expiration or other termination of this Lease for any cause whatsoever, Tenant shall peacefully vacate the Premises in as good order and condition as the same were at the beginning of the Term or may thereafter have been improved or modified by Landlord or (subject to obtaining any Landlord consent to such improvement or modification which may be required hereby) by Tenant reasonable use and wear and tear thereof and repairs that are not Tenant's obligation (including without limitation any repairs that are Landlord's obligations under Section 6.02, and any repairs made under Articles 15 and 16) excepted. Should Tenant continue to hold the Premises after the termination of this Lease, whether the termination occurs by lapse of time or otherwise, such holding over shall, unless otherwise agreed to by Landlord in writing, constitute and be construed as a tenancy at will at a daily Base Rent equal to one-thirtieth (1/30th) of an amount equal to

                                       24

one and one-half (1 1/2) times the monthly Base Rent hereunder, plus all Additional Rent that would have been due hereunder for the period involved if such period had been included in the Term, and subject to all of the other terms set forth herein except any right to renew this Lease. Tenant shall be liable to Landlord for all damage that Landlord suffers because of any holding over by Tenant and Tenant shall indemnify Landlord against (i) all claims made by any other tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant and (ii) all other losses, costs, and expenses, including (without limitation) attorneys' fees, incurred by reason of such holding over.

                                   ARTICLE 20
                              ESTOPPEL CERTIFICATES

         Section 20.01. Landlord and Tenant each agrees to furnish periodically, when requested by the other or by the holder of any deed of trust or mortgage covering the Building, the Land, or any interest of Landlord therein, a signed certificate certifying to the extent applicable and true (i) that this Lease is in full force and effect and unmodified (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications, if any); (ii) that the Term of this Lease has commenced and the Rent is then accruing hereunder, (iii) that Tenant has accepted possession of the Premises and that except as stated in the certificate, to the best of Tenant's knowledge, any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; (iv) that except as stated in the certificate, no Rent under this Lease has been paid more than thirty (30) days in advance of its due date; (v) that the address for notices is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the certificate); (vi) that to the best of Tenant's knowledge, except as stated in the certificate, Tenant, as of the date of such certificate, has no charge, Lien, or claim of offset under this Lease or otherwise against Rent or other charges due or to become due hereunder, (vii) that except as stated in the certificate, to its knowledge the other is not then in default under this Lease; and (viii) such other matters as may reasonably be requested (which may be qualified by Tenant to the extent of its knowledge). Any such certificate may be relied upon by any prospective purchaser, mortgagee or any beneficiary under any deed of trust on the Building or the Land or any part thereof

                                   ARTICLE 21
                                  SUBORDINATION

         Section 21.01. This Lease is subject and subordinate to any deeds of trust, mortgages, or other security instruments which may in the future cover the Building and the Land, or any interest of Landlord therein, and to any advances made on the security thereof and to any increases, renewals, modifications, consolidations, replacements, and extensions of any of such deeds of trust, mortgages, or security instruments provided, however, any such subordination is subject to the condition that Tenant's rights under this Lease shall not be disturbed or terminated so long as Tenant is not in default hereunder, and Landlord shall use reasonable efforts to obtain from any such deed of trust holder or mortgagee a non-disturbance and attornment agreement for the benefit of Tenant (or Tenant's successors or assigns) agreeing that, notwithstanding such subordination, so long as no event of default is occurring under this Lease, neither this Lease nor any rights of Tenant hereunder shall be disturbed, terminated or subjected to termination by any trustee's sale, any action to enforce the security therefor or any proceeding or action in foreclosure. This provision is declared by Landlord and Tenant to be self-operative and no further instruments shall be required to effect such subordination of this Lease.

                                       25

Tenant shall, however, upon demand execute, acknowledge and deliver to Landlord any further instruments and certificates evidencing such subordination as Landlord may reasonably require. This Lease is further subject and subordinate to all applicable ordinances of the City of Houston.

         Section 21.02. Notwithstanding the provisions of Section 21.01 hereof any such mortgagee shall have the right at any time to subordinate any such deeds of trust, mortgages, or other security instruments to this Lease on such terms and subject to such conditions as such mortgagee may consider appropriate in its discretion. At any time, before or after the institution of any proceedings for the foreclosure of any such deeds of trust, mortgages, or other security instruments, or the sale of the Building under any such deeds of trust, mortgages, or other security instruments, Tenant shall attorn to such purchaser upon any sale or the grantee under any deed in lieu of such foreclosure and recognize such purchaser or grantee as Landlord under this Lease. The agreement of Tenant to attorn contained in the preceding sentence shall survive any such foreclosure sale, trustee's sale, or conveyance in lieu thereof Tenant shall upon demand at any time, before or after any such foreclosure sale, trustee's sale, or conveyance in lieu thereof, execute, acknowledge, and deliver to Landlord's mortgagee any written instruments and certificates evidencing such attornment as Landlord's mortgagee may reasonably require.

                                   ARTICLE 22
                                     PARKING

         Section 22.01. Landlord shall permit Tenant to use the parking facilities ("Parking Facilities") in common with other tenants in the Building during the Term to the extent, if any, so provided in Exhibit D hereto.

                                   ARTICLE 23
                              DEFAULT AND REMEDIES

         Section 23.01. TENANT'S DEFAULT. The occurrence and continuance of any one or more of the following events shall constitute an "EVENT OF DEFAULT" by Tenant under this Lease:

        (a) if Tenant shall fail to pay any Rent or other sums payable by Tenant hereunder as and when such Rent or other sums become due and payable, and such failure shall continue for ten (10) days after notice thereof from Landlord;

        (b) if Tenant shall fail to perform or observe any other term hereof (other than the provisions of Section 14.03) or any of the Rules and Regulations and such failure shall continue for more than thirty (30) days after notice thereof from Landlord (provided however, in the event the default is of the type that cannot reasonably be cured within such thirty (30) days, if Tenant commences to cure such default within such thirty (30) days and thereafter proceeds with due diligence to cure such default, no event of default shall exist for so long as Tenant shall continue diligent efforts to cure such default);

        (c) if any petition is filed by or against Tenant or any guarantor of Tenant's obligations under this Lease, under any section or chapter of the present or any future federal Bankruptcy Code or under any similar law or statute of the United States or any state

                                       26

               thereof (and with respect to any petition filed against Tenant or any guarantor of Tenant's obligations under this Lease, such petition is not dismissed within thirty (30) days after the filing thereof), or Tenant or any guarantor of Tenant's obligations under this Lease shall be adjudged bankrupt or insolvent in proceedings filed under any section or chapter of the present or any future federal Bankruptcy Code or under any similar law or statute of the United States or any state thereof,

        (d) if Tenant or any guarantor of Tenant's obligations under this Lease becomes insolvent;

        (e) if a receiver, custodial or trustee is appointed for Tenant or for any of the assets of Tenant which appointment is not vacated within thirty (30) days of the date of such appointment; or

        (f) any events that constitute an event of default under the terms of Section 14.03 hereof

         Section 23.02. If an event of default occurs and at any time thereafter while Tenant remains in default, Landlord may do any one or more of the following without notice or demand, provided however, that Landlord shall comply with the applicable provisions of the Texas Property Code, as amended from time to time:


        (a) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to do so, Landlord may, without notice and without prejudice to any other remedy Landlord may have, enter upon and take possession of the Premises and expel or remove Tenant and its effects without being liable to prosecution or any claim for damages therefor; and Tenant shall indemnify Landlord for all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises or otherwise, including any loss of Rent for the remainder of the Term.


        (b) Terminate this Lease, and consider Tenant's event of default as an anticipatory repudiation of this Lease and Tenant immediately shall become liable for damages equal to the total of:

                        (1)    the costs of recovering the Premises;

                        (2) the unpaid Rent earned as of the date of termination, plus interest thereon at a rate per annum from the due date equal to the maximum rate of interest allowed by state or federal law;

                        (3) the amount of the excess of (i) the total Rent and other benefits which Landlord would have received under the Lease for the remainder of the Term, at the rates then in effect, over
                               (ii) the fair market rental value of the balance of the Term as of the time of such breach, each item discounted at the rate of eight percent (8%) per annum to the then present value; and

                        (4) all other sums of money and damages owing by Tenant to Landlord;

                                       27

        (c) Enter upon and take possession of the Premises as Tenant's agent without terminating this Lease and without being liable to prosecution or any claim for damages therefor, and Landlord may relet the Premises as Tenant's agent and receive the Rent therefor; provided, however, that Landlord shall have no duty to relet the Premises and Landlord's failure to relet the Premises shall not release or affect Tenant's liability for Rent or damages. Any rental received by Landlord from reletting the Premises as Tenant's agent shall be applied first against the cost of reletting, including renovating, repairing and altering the Premises for such new tenant, to Building Standard, and broker's commissions and advertising, then against any sums due under this Lease.
               Tenant shall pay to Landlord on demand any deficiency between the sums due hereunder and that portion of any rental received from reletting applied against such sums.

        (d) Do whatever Tenant is obligated to do under this Lease and enter the Premises without being liable to prosecution or any claim for damages therefor, to accomplish this purpose. Tenant shall reimburse Landlord immediately upon demand for any expenses which Landlord incurs in thus effecting compliance with this Lease on Tenant's behalf, and Landlord shall not be liable for any damages suffered by Tenant from such action.

         Section 23.03. No act or thing done by Landlord or its agents during the Term shall constitute an acceptance of an attempted surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by Landlord. No reentry or taking possession of the Premises by Landlord shall constitute an election by Landlord to terminate this Lease, unless a written notice of such intention is given to Tenant. Notwithstanding any such reletting, reentry or taking possession, Landlord may at any time thereafter terminate this Lease for a previous uncured default. Landlord's acceptance of Rent following an event of default hereunder shall not be construed as a waiver of such event of default, unless the Rent accepted cures such event of default. No waiver by Landlord of any breach of this Lease shall constitute a waiver of any other violation or breach of any of the terms hereof. Forbearance by Landlord to enforce one or more of the remedies herein provided upon a breach hereof shall not constitute a waiver of any other breach of the Lease.

         Section 23.04. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver is in writing and signed by Landlord and/or Tenant. Nor shall any custom or practice which may grow up between the parties in the administration of the terms of this Lease be construed to waive or lessen Landlord's or Tenant's right to insist upon strict performance of the terms of this Lease. The rights granted to Landlord or Tenant in this Lease shall be cumulative of every other right or remedy which Landlord or Tenant may otherwise have at law or in equity or by statute and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

         Section 23.05. Tenant's sole remedies for Landlord's default hereunder shall be its remedies at law or in equity (except where this Lease affords additional remedies to Tenant such as but not limited to those provided under
Section 7.04), which Tenant agrees it will not exercise without first providing Landlord written notice of the default and ten (10) days' opportunity to cure; provided, however, that if such default cannot be cured in the ten (10) day period, Tenant shall not seek its remedies if Landlord commences to cure such default within the ten (10) day period and diligently and

                                       28

continuously pursues such cure, unless such default continues for more than one hundred eighty (180) days, for whatever reason; provided further, however if Landlord's alleged default is an unauthorized lock-out of Tenant, then Tenant shall still provide Landlord written notice of the default but need not give Landlord ten (10) days' opportunity to cure before Tenant seeks a remedy. The exercise of one or more rights or remedies by Tenant shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies. The grace and notice provisions of this Section 23.05 shall not be applicable to the events and matters described or referred to in Section 7.04.

                                   ARTICLE 24
                       ATTORNEYS' FEES AND LEGAL EXPENSES

         Section 24.01. In any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover from the other party attorneys' fees, investigation costs, and other legal expenses and court costs incurred by such party in such action or proceeding as the court may find to be reasonable.

                                   ARTICLE 25
                                     NOTICES

         Section 25.01. Any notice or document required to be delivered hereunder shall be considered delivered, whether actually received or not, forty-eight (48) hours after such notice or document is deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the parties hereto at the respective addresses specified below:

If to Landlord -

       Chevron U.S.A. Inc.
       P.O. Box 4619
       Houston, Texas 77210
       Attention: Leasing Manager

If to Tenant -

        Telescan, Inc.
        5959 Corporate Drive
        Houston, Texas 77036
        Attention: Mr. Roger C. Wadsworth,
                   Senior Vice President

Either party may change its address for purposes of notice under this Article 25 to any address within the continental United States of America, and add up to two (2) recipients of copies of such notices upon thirty (30) days advance written notice to the other party hereto.

                                       29

                                   ARTICLE 26
                                  MISCELLANEOUS

         Section 26.01. Tenant represents and warrants that it has had no dealings, with any broker or agent other than Trione & Gordon and The Staubach Company in connection with the negotiation or execution of this Lease.

         Section 26.02. As used herein the terms "BUSINESS DAYS" means Monday through Friday (except for holidays); "NORMAL BUSINESS HOURS" means 7:00 a.m. to 5:30 p.m. on business days and 7:00 a.m. to 12:00 p.m. on Saturdays (except for holidays); and "HOLIDAYS" means New Year's Day, Christmas, July Fourth, Thanksgiving Day, the Friday after Thanksgiving Day, Good Friday, Memorial Day and Labor Day.

         Section 26.03. Every agreement contained in this Lease is, and shall be construed as, a separate and independent agreement. If any term of this Lease or the application thereof to any person or circumstances shall be invalid and unenforceable, the remainder of this Lease, or the application of the term to other persons or circumstances, shall not be affected.

         Section 26.04. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leasehold estate as well as the fee estate in the Premises or any interest in such fee estate. In the event of a voluntary or other surrender of this Lease, or a mutual cancellation hereof, Landlord may, at its option, terminate all subleases, or treat such surrender or cancellation as an assignment of any of such subleases.

         Section 26.05. Tenant agrees to look solely to Landlord's interest in the Building and the Land for the recovery of any judgment against Landlord, it being agreed that Landlord (and its partners and shareholders) shall never be personally liable for any such judgment.

         Section 26.06. Except as otherwise provided in Sections 7.04 and 23.05, whenever a period of time is herein prescribed for action to be taken by either Tenant or Landlord, either shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions or any other cause of any kind whatsoever which is beyond the reasonable control of either ("FORCE MAJEURE").

         Section 26.07. The article headings contained in this Lease are for convenience only and shall not enlarge or limit the scope or meaning of the various and several articles hereof. Words of any gender used in this Lease shall include any other gender, and words in the singular number shall be held to include the plural, and vice-versa, unless the context otherwise requires.

         Section 26.08. If there be more than one Tenant the obligations hereunder imposed upon Tenant shall be joint and several, and all agreements and covenants herein contained shall be binding upon the respective estates, successors, and, to the extent permitted, assigns of the parties hereto. If there is a guarantor of Tenant's obligations hereunder, Tenant's obligations shall be joint and several

                                       30

obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant hereunder before proceeding against such guarantor, nor shall any such guarantor be released from its guarantee for any reason, including, without limitation, any amendment of this Lease, any forbearance by Landlord or waiver of any of Landlord's rights, the failure to give Tenant or such guarantor any notices, or the release of any party liable for the payment of Tenant's obligations hereunder.

         Section 26.09. Neither Landlord nor Landlord's agents or brokers have made any representations or promises with respect to the Premises or the Building except as herein expressly set forth and all reliance with respect to any representations or promises is based solely on those contained herein. No rights, easements, or licenses are acquired by Tenant under this Lease by implication or otherwise except as expressly set forth in this Lease.

         Section 26.10. This Lease sets forth the entire agreement between the parties and cancels all prior negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant regarding the subject matter of this Lease. No amendment or modification of this Lease shall be binding or valid unless expressed in writing and executed by both parties hereto.

         Section 26.11. The submission of this Lease to Tenant shall not be construed as an offer nor shall Tenant have any rights with respect thereto unless Landlord executes a copy of this Lease and delivers the same to Tenant.

         Section 26.12. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant is a duly organized and existing corporation that Tenant has and is qualified to do business in Texas, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions.

         Section 26.13. This Lease shall be governed by and construed under the laws of the State of Texas. Any action brought to enforce or interpret this Lease shall be brought in the court of appropriate jurisdiction in Harris County, Texas.

         Section 26.14. Tenant shall not, without the prior written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, nor shall Tenant do or permit the doing of anything in connection with Tenant's business or advertising which in the reasonable judgment of Landlord may confuse or mislead the public as to any apparent connection or relationship (other than the landlord/tenant relationships between Landlord, the Building, and Tenant.

         Section 26.15. Any elimination or shutting off of light, air, or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.

         Section 26.16. Landlord covenants and agrees with Tenant to furnish Tenant Thirty (30) keys to each corridor door to the Premises. Additional keys will be furnished for a reasonable charge by Landlord on an order signed by Tenant or Tenant's authorized representative. All such keys shall remain the property of Landlord. No additional locks shall be allowed on any door of the Premises without Landlord's permission, and Tenant shall not make or permit to be made any duplicate keys,

                                       31

except those furnished by the Landlord. Upon termination of this Lease, Tenant shall surrender to Landlord all keys to the Premises, and give to Landlord the explanation of the combination of all locks for safes, safe cabinets, and vault doors, if any, in the Premises.

         Section 26.17. Tenant shall not cause this Lease or any memorandum or evidence thereof to be filed with the county clerk. Landlord shall have the right (but not the obligation) to cause this Lease or a memorandum or evidence thereof to be filed with the county clerk, and upon request by Landlord, Tenant shall promptly execute, acknowledge, and deliver to Landlord such a memorandum or other evidence of this Lease.

         Section 26.18. The exhibits attached to this Lease are by this reference incorporated fully herein. The term "THIS LEASE" shall be considered to include all such exhibits.

         Section 26.19. As used in this Lease, "including" and similar terms shall be construed to mean "including by way of example only and without limitation."

                                   ARTICLE 27
                              CONFLICTS OF INTEREST

         Section 27.01. Conflicts of interest relating to this Agreement are strictly prohibited, and neither Landlord nor Tenant, nor any director, employee, or agent of either, shall give to or receive from any director, employee, or agent of the other, any gift, entertainment or other favor of significant value, or any commission, fee, or rebate. Any authorized representative(s) of either Landlord or Tenant may audit the records of the other relating to this transaction, including the expense records of employees involved in this transaction, upon reasonable notice and during regular business office hours, for the sole purpose of determining whether there has been compliance with this section.

                                   ARTICLE 28
                                     RENEWAL

         Section 28.01. Tenant upon giving Landlord not less than twelve (12) months prior written notice in each instance, shall have the right to renew the Lease ("Lease Renewal") with respect to all or part of the space then under lease to Tenant for two (2) additional five (5) year periods at a Base Rent which shall be ninety-five percent (95%) of the then-current effective Fair Market Value Rental Rate, as defined below.

                At such time as Tenant notifies Landlord of its desire to discuss, the possibility of a Lease Renewal, Landlord shall, within thirty (30) days thereafter notify Tenant of its interpretation of the Fair Market Value Rental Rate. Tenant may accept the rate as quoted, or elect to enter into negotiations with Landlord for a period not to exceed ninety (90) days, during which both parties shall be required to negotiate on a diligent, good-faith basis to arrive at agreement concerning the Fair Market Value Rental Rate. Should agreement not be reached by both parties during said ninety (90) days, then Tenant may, at its option, give written notice to Landlord indicating its desire for an independent binding determination of the Fair Market Value Rental Rate, and Tenant shall also advise Landlord in such notice of the name of an independent licensed real estate broker experienced in brokering office building leases in the Houston area for ten (10) year's or longer, and a member of SIOR, HOLBA, or some other similarly recognized professional organization (the "Tenant's

                                       32

Appraisee"). Landlord shall, within twenty (20) days after receipt of such notice from Tenant appoint another independent licensed real estate broker experienced in brokering office building leases for ten (10) years or longer and a member of SIOR, HOLBA, or some other similarly recognized professional organization (the "Landlord's Appraisee"). Landlord's Appraiser and Tenant's Appraiser shall together, within twenty (20) days of the appointment of the Landlord's Appraiser, appoint a third independent licensed real estate broker experienced in brokering office building leases for ten (10) years or longer and a member of SIOR, HOLBA, or some other similarly recognized professional organization who, in the judgment of Landlord's Appraiser and Tenant's Appraiser, is familiar with and experienced in determining the market value of office space in Houston, Texas (the "Arbitration Appraiser"). If Landlord's Appraiser and Tenant's Appraiser cannot agree on the appointment of the Arbitration Appraiser within said twenty (20) days, then Landlord and Tenant shall request that the American Arbitration Association appoint the Arbitration Appraiser.

                Additionally, any such appraiser so appointed shall not be employed by, have represented as a broker, or have any material interest in, either Landlord or Tenant or any affiliate of either, or in the outcome of the appraisal or arbitration proceeding.

                Landlord's Appraiser, Tenant's Appraiser and the Arbitration Appraiser shall within twenty (20) days of the Arbitration Appraiser's appointment collectively determine the Fair Market Value Rental Rate.

                Notwithstanding anything contained in this clause to the contrary, should the three appraisers so appointed be unable to reach agreement concerning the Fair Market Value Rental Rate for the renewal term within the above-noted twenty (20) day period, then the Arbitration Appraiser's recommendation concerning the Fair Market Value Rental Rate shall be final concerning the Fair Market Value Rental Rate for the Lease Renewal.

                Both Landlord and Tenant agree that, if for any reason the binding decision of the appraisers so appointed cannot be provided prior to commencement of the applicable Lease Renewal, then the Base Rent at the commencement of the applicable Lease Renewal shall be the same monthly Base Rent plus escalations, which Tenant paid during the final month of the previous lease term. At such time as the appraiser or appraisers present their binding decision of the Fair Market Value Rental Rate for the Lease Renewal, then said Fair Market Value Rental Rate shall become effective (for purposes of setting the Base Rent at ninety-five percent (95%) of said Fair Market Value Rental Rate) as of the Lease Renewal commencement date, and any underpayment or overpayment shall be reimbursed to Landlord or Tenant as the case may be within thirty (30) days of the binding decision.

                It is further agreed that Landlord and Tenant shall bear their respective costs for services of the Landlord's Appraiser and the Tenant's Appraiser, and shall equally divide the costs of the Arbitration Appraiser.

                Upon each Lease Renewal, Landlord shall, at Tenant's option, provide as a refurbishment allowance (the "Renewal Refurbishment Allowance"), up to Seven and No/100 Dollars ($7.00) per square foot of Net Rentable Area (excluding the Basement Space) of the Premises. Landlord shall pay such allowance to Tenant only for refurbishment upon Tenant's presentment of invoices for the subject refurbishing work.

                                       33

                                   ARTICLE 29
                                    EXPANSION

         Section 29.01. Tenant will be granted the option to expand into approximately 15,769 square feet (the final square footage to be determined by the architect working in connection with the Tenant Improvements discussed in
Section 3.02, subject to verification by Landlord) of Net Rentable Area of slab space on the south half of the second level as shown on Exhibit G hereto, and on the approximately 7,105 square feet (the final square footage to be determined by the architect working in connection with the Tenant Improvements discussed in
Section 3.02, subject to verification by Landlord) of Net Rentable Area of space on the Northeast Quadrant of the second level shown on Exhibit H hereto, contiguous to the Premises, any time, and from time to time, during the first five (5) years of Tenant's Lease. Tenant's taking of less than all of such space is subject to Landlord's reasonable determination that such taken space is contiguous to the Premises, and configured so as to leave the untaken space reasonably marketable. Any space taken by Tenant pursuant to this option shall be for a Base Rent to be the lesser of (a) the Fair Market Value Rental Rate as below defined, or (b) Tenant's Base Rent for the Second Level Space then in effect under this Lease, with any Improvement Allowances adjusted to reflect differences in the length of lease terms. (Fair Market Value Rental Rate for purposes of this Section 29.01 shall be determined in the same manner and on the same timetable, and using the same procedures, as are set forth in Section 28.01.)

                Rent shall not commence with respect to said space until Tenant takes occupancy thereof to conduct business therein, or until forty-five
(45) days after the date when Landlord makes available such space to Tenant for the purposes of Tenant undertaking alterations therein, whichever shall first occur. Such additional space shall be leased on an "AS IS" basis (vacuumed and broomed-cleaned condition), except that Tenant shall be allowed an improvement allowance of up to $25.00 per square foot of Net Rentable Area only for completion of Tenant's leasehold improvements therein, it being clearly understood between the parties that any such allowance requested by Tenant may effect the Fair Market Value Rental Rate. Such improvement allowance shall be paid to Tenant upon Tenant's presentment of invoices for such improvements.

         Section 29.02 Tenant shall have a right of first refusal on the approximately 20,103 square feet of Net Rentable Area of space in the Northeast quadrant of the Second Level of the Building shown on Exhibit I hereto (the "Exhibit I Space" subject to the primary right of first refusal held by PCS Primeco. If Landlord receives an offer from a third party, to lease all or part of the Exhibit I Space and PCS Primeco, waives, or fails to timely exercise, its right of first refusal in connection therewith, Landlord shall provide Tenant with written notice of such offer and Tenant shall reply within seven (7) days whether or not Tenant wishes to exercise its subordinate right of first refusal with respect to the subject Exhibit I Space and include such within the Premises under this Lease on the same terms and conditions as provided in the third party offer to lease, with any allowances adjusted to reflect differences in the lengths of lease terms, (except that the lease term for such additional space shall be coterminous with the Term of this Lease and any renewal term for which Tenant has exercised an option to renew; however, if fewer than twelve (12) months remain in the Lease term and Tenant has not exercised an option to renew, then the term for Exhibit I Space will be the same as provided in the third party offer). If Tenant fails to so reply within the aforesaid seven (7) days, Tenant shall waive its rights hereunder with respect to that third party offer, however, if Landlord does not lease such additional space to the aforesaid third party on substantially the same terms as offered to Tenant, or if

                                       34

the let additional space shall again become available, Tenant's subordinate right of first refusal with respect thereto shall be revised and shall be recurring.

                                   ARTICLE 29A
                                  STORAGE SPACE

         Section 29A.01. Tenant shall have the option at any time and from time to time during the Term, upon prior written notice to Landlord, to use available space adjacent to the Premises and located on the second floor of the Building (or if such space shall be or become unavailable, or if Tenant shall otherwise elect, such other space in the basement as may from time to time be or become available), for storage purposes only. Tenant may commence or terminate its rights and obligations with respect to any space at any time, upon at least thirty (30) days' prior written notice to Landlord. In the event Landlord shall lease any or all of such space to a third party, Landlord may terminate Tenant's rights and obligations with respect to such space upon at least thirty (30) days' prior written notice to Tenant. In addition, in the event Tenant's exercise of its expansion option pursuant to Section 29.01 or 29.02 shall result in such space becoming part of the Premises, then Tenant's rights and obligations under this Section 29A.01 with respect to such space shall end no later than the date upon which such space shall become part of the Premises. Tenant shall be responsible for the demising costs of any space taken by Tenant pursuant to this Article. Such demising shall be subject to the approval of Landlord, but Landlord's standard shall be set at the minimum required for demising of storage space on a temporary basis - for example, simple dry wall - and shall not be unreasonably delayed, conditioned, or withheld. Except as otherwise expressly provided in this Lease, the demise of such space to Tenant, and Landlord's and Tenant's respective rights and obligations in respect thereof shall be the same as set forth in this Lease with respect to the Premises, except that: (a) the gross rent payable by Tenant with respect to such space shall at all times be $5.75 per square foot of Net Rentable Area (which shall include an "add-on factor" of fifteen percent (15%) in the space leased by Tenant per year, as determined by Tenant's architect and approved by Landlord, such approval not to be unreasonably conditioned, withheld or delayed; (b) no Additional Rent whether actual or estimated, nor any pass-through of Operating Expenses or any increases thereof, shall be payable with respect to such space, nor shall such space be included in any calculation of Additional Rent or the pass-through of Operating Expenses or increases thereof to Tenant; (c) Tenant shall acquire no additional parking rights based upon its lease of such space, and such space shall not be included in the calculation of Tenant's parking space rights set forth in Exhibit D hereto; (d) such space shall be leased to Tenant in 'AS IS" condition, and no allowance pursuant to Article 3 of this Lease shall be payable with respect thereto or be calculated with reference thereto; (e) the rules and regulations of the Building shall not be applicable to such space to the extent same are inconsistent with the nature of such space or Tenant's intended use thereof (f) Tenant shall use such space solely for storage space; (g) Landlord shall not be obligated to provide heating, ventilating, or air conditioning with respect to such space pursuant to Section 7.01; and (h) Landlord shall not be obligated to provide janitorial cleaning services with respect to such space pursuant to Section 6.01(b).

                                       35

                                   ARTICLE 30
                   DEFINITION OF FAIR MARKET VALUE RENTAL RATE

         Section 30.01. The term "Fair Market Value Rental Rate", as used in this Lease, shall mean the rate determined as of the date notice to renew or expand is given for space of comparable size, location and condition to that found in the Building in comparable office buildings located in Westchase area of West Houston, Texas which office buildings have 100,000 or more Rentable square feet of space in an office project ("Comparable Buildings"). The Fair Market Value Rental Rate for Comparable Buildings shall also consider the following: (i) location, quality and age of the Comparable Building; (H) the use, location, size and floor level(s) of the space in question; (iii) the definition of "Rentable Area" used therein; (iv) the inclusion of amortization for leasehold improvements (existing or to be provided); (v) abatements (including with respect to base rental - operating expenses and real estate taxes, and parking charges); (vi) the inclusion of parking charges in rental;
(vii) lease takeovers/assumptions; (viii) relocation/moving allowance; (ix) space planning allowances; (x) the extent of services provided or to be provided; (xi) distinctions between "gross" and "net" leases; (xii) base year or amount for escalation purposes of all operating expenses, including real estate taxes, and the method of calculation used in determining each tenant's share of operating expenses for any given period; (xii) any adjustments (including by way of indices) to rental during the term of such lease; (xiv) the extent, if any, to which the credit standing and financial stature of the tenant and any guarantors would have an impact upon the base rental charged by operators of such comparable buildings; (xv) term or length of lease, and any termination options included therein; (xvi) the time the particular rental rate under consideration was agreed upon and became or is to become effective; (xvii) whether the tenant will pay for or provide electrical and other services for the premises; and (xviii) except as provided otherwise in the Lease to the contrary, any other relevant term or condition in making such market rate determination. It is the intent of the parties that any arbitrators chosen to determine the Fair Market Value Rental Rate shall use the foregoing considerations fairly to both parties.

                                   ARTICLE 31
                                     SIGNAGE

         Section 31.01. Tenant will be granted building standard signage on the Second Level of the Building. Additionally, Landlord agrees not to permit more than a total of three tenant monument signs on the property, one of which shall be for Tenant, and the others of which may be for one or more other tenants. Landlord shall provide an allowance of up to $3,000.00 to Tenant for the installation of Tenant's separate monument sign. Landlord shall maintain the aforementioned monument in first-class condition and appearance during the original Term and any Renewal Terms of this Lease, at Landlord's expense. Tenant's separate monument sign shall be similar in design, size and materials to the existing tenant monument sign, and shall be at the location shown on Exhibit J attached hereto. Landlord agrees not to change the name of the Building, unless Landlord so decides in its sole discretion if requested to do so by a tenant occupying at least 150,000 square feet of Net Rentable Area. However, Landlord agrees not to name the Building for another tenant if Tenant occupies at least 150,000 square feet of Net Rentable Area and Landlord has not named the Building for Tenant.

         Section 31.02. No building directory will be supplied by Landlord. Visitors will check into the lobby security position and then either wait for a Tenant employee to escort them, or will be sent to Tenant's reception area. Landlord will notify Tenant should Landlord change this visitor control

                                       36

procedure, in which case Landlord will provide and install a first-class building directory board for Tenant's use in the entrance lobby of the Building.

         Section 31.03. Landlord will not permit any signage on the Building which identifies any tenant or any affiliate of such tenant, occupying space in the Building.

                                   ARTICLE 32
                                  ENVIRONMENTAL

        If during the term of this lease the Environmental Protection Agency or any other government regulatory agency determines that an environmental problem exists with respect to the Premises under then-existing regulations (such as relating to asbestos), whether or not said problem is discovered as a result of remodeling conducted by Tenant, Landlord shall be solely responsible for all costs associated with clean-up and elimination of the environmental problem, including abatement of rent for the time that Tenant is unable to occupy the Premises due to the environmental hazard, and/or clean up of same. This obligation of Landlord shall apply only to all such environmental hazards not brought on to the Premises by Tenant, and present in the Building or Premises at the time of the execution of this Lease or subsequently brought into the Building or Premises by Landlord.

                EXECUTED as of the date first written above.

        LANDLORD                        TENANT

        CHEVRON U.S.A INC.              TELESCAN, INC.


        By:                             By:  ILLEGIBLE
            -------------------              ---------------------

        Its:                            Its: Senior Vice President
            -------------------              ---------------------

                                       37

procedure, in which case Landlord will provide and install a first-class building directory board for Tenant's use in the entrance lobby of the Building.

         Section 31.03. Landlord will not Permit any signage on the Building which identifies any tenant, or any affiliate of such tenant, occupying space in the Building.

                                   ARTICLE 32
                                  ENVIRONMENTAL

         If during the term of this lease the Environmental Protection Agency or any other government regulatory agency determines that an environmental problem exists with respect to the Premises under then-existing regulations (such as relating to asbestos), whether or not said problem is discovered as a result of remodeling conducted by Tenant, Landlord shall be solely responsible for all costs associated with clean-up and elimination of the environmental problem, including abatement of rent for the time that Tenant is unable to occupy the Premises due to the environmental hazard, and/or clean up of same. This obligation of Landlord shall apply only to all such environmental hazards not brought on to the Premises by Tenant, and present in the Building or Premises at the time of the execution of this Lease or subsequently brought into the Building or Premises by Landlord.

                EXECUTED as of the date first written above.

        LANDLORD                        TENANT

        CHEVRON U.S.A INC.              TELESCAN, INC.


        By: W. R. MORRISON              By:
            -------------------              ---------------------

        Its: Vice President             Its:
            -------------------              ---------------------

                                       37

                                    EXHIBIT A

                                    EXHIBIT B

                                      LAND

        A tract of land containing 21.78 acres more or less, being part of and out of Block Three, Unrestricted Reserve "C", Replat of Beltway Subdivision, Section One (1), as per map or plat of said Subdivision recorded in Volume 175, Page 83 of the Map Records of Harris County, Texas, and being all of Block Eight
(8), Unrestricted Reserve "C", Beltway Subdivision, Section Two (2), as per map or plat recorded in Volume 176, Page 80 of the Map Records of Harris County, Texas, and being part of and out of Unrestricted Reserve "A"', Beltway Subdivision, Section Three (3), as per map or plat of said Subdivision recorded in Volume 226, Page 60 of the Map Records of Harris County, Texas, in the C. McKenzie Survey, Abstract No. 561, and the Williams Lyons Survey, Abstract No. 516, Houston, Harris County, Texas, all as more particularly described on Schedule A attached to this Exhibit B. EXHIBIT C LEASEHOLD IMPROVEMENTS

        The provisions of this Exhibit C shall apply to any and all alterations or physical additions to the Premises, except as set forth in Section 11.01 of the Lease. All alterations and physical additions to the Premises shall be done at Tenant's sole cost and expense, and are herein called "TENANT WORK". Capitalized terms used herein that are not defined herein shall have the same meaning given to such terms in the Lease.


ARTICLE I.        LANDLORD AND TENANT PRE-CONSTRUCTION OBLIGATIONS

1.    Tenant Space Plan.

            Tenant will deliver to Landlord a detailed space plan containing the information usually required to satisfy paragraph 3.27 in AIA document B-162 , together with other relevant information and written instructions relating thereto (the space plan and other information and instructions being herein called the "Tenant Space Plan").

2.    Landlord Review.

            Landlord will review the Tenant Space Plan to confirm that the
Tenant Work contemplated thereby (i) conforms with or exceeds the standards of the Building and the information usually required to satisfy paragraph 3.27 in AIA Document B-162 , and (ii) will not impair the structural, mechanical, electrical or plumbing integrity of the
Building.   Landlord shall either approve or disapprove the Tenant Space Plan by notice to Tenant within ten (10) days after the date Landlord receives the Tenant Space Plan. If Landlord does not approve the Tenant Space Plan, Landlord will inform Tenant in writing of its objections and Tenant will revise the same and deliver a corrected version to Landlord for its approval within ten (10) days after the date Tenant receives Landlord's disapproval notice.
The approval and revision process for the revised Tenant Space Plan shall be the same as described in the previous two sentences. If the Landlord does not disapprove the Tenant Space Plan by notice to Tenant within ten (10) days after submission, it shall be deemed approved.

 3.   Tenant Working Drawings.

            After the Tenant Space Plan has been approved by Landlord, Tenant shall cause working drawings (the "TENANT WORKING DRAWINGS") of the Tenant Work to be prepared and shall deliver the same to Landlord for its approval within forty-five (45) days after the date of Landlord's approval of the Tenant Space Plans. The Tenant Working Drawings shall consist of the complete sets of plans and specifications, including detailed architectural, structural, mechanical, electrical, and plumbing plans for the Tenant Work and contain all the information described in Article IV of this Exhibit C. The Tenant Working Drawings shall be substantially consistent with the Tenant Space Plan. The Tenant Working Drawings shall be prepared at Tenant's expense by architects and engineers selected by Tenant and approved by Landlord. The approval process for the Tenant Working Drawings shall be identical to the approval process for the Tenant Space Plan described in Paragraph 2 of Article I.



                                      C-1
ARTICLE II. SELECTION OF A CONTRACTOR AND CONSTRUCTION OF TENANT WORK

1.    Bid Letting.

           Tenant shall promptly submit the approved Tenant Working Drawings to Landlord's contractor and, if Tenant chooses, to any other reputable contractor(s) selected by Tenant and reasonably agreed to by Landlord for pricing.

2.    Selection of Bid.

            Tenant may negotiate with the contractor(s) and Landlord agrees to assist Tenant in its negotiation with the Landlord's contractor, but in any event Tenant shall accept one of the bids and enter into an agreement with the selected contractor within fifteen (15) days after the date Tenant receives the bid proposals. Tenant agrees to notify Landlord promptly of its decision.

3.    Construction Coordination.

            (a) The Contractor whose bid is accepted by Tenant ("TENANT CONTRACTOR") shall (and its contract shall so provide):

            (i) conduct its work in such a manner so as not to unreasonably interfere with other tenants, Building operations, or any other construction occurring on or in the Building or the Premises;

            (ii) execute a set of and comply with the rules and regulations attached hereto as Schedule 1 and comply with all additional rules and regulations relating to the construction activities in or on the Building as may be reasonably promulgated from time to time and uniformly enforced by Landlord or its agents;

            (iii) maintain such insurance in force and effect as may be reasonably requested by Landlord or as required by applicable law; and

            (iv) be responsible for reaching an agreement with Landlord and its agents as to the terms and conditions for all contractor items relating to the conducting of its work, including but not limited to, those matters relating to hoisting, systems interfacing, use of temporary utilities, storage of materials, access to the Premises and the Building, and the purchase and return of Building standard materials.

            (b) Landlord shall have the right to approve all subcontractors to be used by the Tenant Contractor, which approval shall not be unreasonably withheld conditioned or delayed as long as such subcontractors satisfy the requirements of this Paragraph 3.

            (c) As a condition precedent to Landlord permitting the Tenant Contractor to commence the Tenant Work, Tenant and the Tenant Contractor shall deliver to Landlord such assurances or instruments as may be reasonably requested by Landlord, to evidence the Tenant Contractor's and its subcontractor's compliance or agreement to comply with the provisions of this Paragraph 3.

                                       C-2

4.    Tenant Contractor - Hold Harmless.

            TENANT SHALL INDEMNIFY AND HOLD HARMLESS LANDLORD, ITS AGENTS, CONTRACTORS AND ANY MORTGAGEE OF LANDLORD (THE "INDEMNITIES") FROM AND
AGAINST ANY AND ALL LOSSES, DAMAGES, COSTS (INCLUDING COSTS OF SUIT AND ATTORNEYS' FEES) , LIABILITIES, OR CAUSES OF ACTION FOR INJURY TO OR DEATH OF ANY PERSON, FOR DAMAGE TO ANY PROPERTY, AND FOR MECHANIC'S, MATERIALMEN'S, OR OTHER LIENS OR CLAIMS ARISING OUT OF OR IN CONNECTION WITH THE WORK DONE BY THE TENANT CONTRACTOR (AND TENANT CONTRACTOR'S SUBCONTRACTORS AND SUB-SUBCONTRACTORS) UNDER ITS CONTRACT WITH TENANT UNLESS CAUSED BY THE SOLE NEGLIGENCE OF AN INDEMNITEE.

5.    Tenant Contractor - Mechanic's and Materialmen's Liens.

            Tenant shall notify all materialmen, contractors, artisans, mechanics, laborers, and other parties hereafter contracting with Tenant for the furnishing of any labor, services, materials, supplies, or equipment with respect to any portion of the Premises in writing that they must look solely to Tenant for payment for same and shall simultaneously send copies of all such notifications to Landlord for its review. Should any mechanic's or other liens be filed against any portion of the Building, including the Premises, by reason of Tenant's or the Tenant Contractor's acts or omissions or because of a claim against Tenant or Tenant Contractor, Tenant shall inform Landlord of such lien immediately and cause the same to be canceled or discharged of record by bond or otherwise within twenty (20) days after receipt of notice by Tenant, subject to Section 12.01 of the Lease. If Tenant fails to cancel or discharge the lien within the twenty (20) day period, Landlord may, at its sole option, cancel or discharge the same and upon Landlord's demand, Tenant shall promptly reimburse Landlord for all costs (including reasonable attorneys' fees) incurred in canceling or discharging such liens. The above described obligations of Tenant relative to release of liens shall not apply to the extent such lien is a result of the failure of Landlord to pay any allowance to Tenant provided for in Article 3 of the Lease.

6.    Payment of Landlord.

             Tenant shall pay to Landlord all amounts payable by Tenant pursuant to this Exhibit C within thirty (30) days after billing by Landlord.

7 .    Default.

             The failure by Tenant to comply with the provisions of Paragraphs 4, 5, or 6 of this Article II shall constitute an event of default by Tenant under terms of Section 23.01 (b) of the Lease except as to Paragraph 6, which shall be under 23.01 (a) of the Lease and Landlord shall have the benefit of all remedies provided for in the Lease.

8.    Change Orders.

            Tenant may authorize changes in the Tenant Work, provided that any changes must meet the criteria set forth in Article I of this Exhibit C. Tenant shall also be responsible for any delays or additional costs caused by such change orders.

 9.   As-Built Plans.

                                       C-3
            Upon final completion of the Tenant Work, Tenant shall deliver to Landlord a copy of the "as-built" plans and specifications for the Tenant Work within thirty (30) days of completing the same.


ARTICLE III.         COMPLETION AND DELAY

1.      Substantial Completion.

        "SUBSTANTIAL COMPLETION" shall mean the day on which the Tenant
Work has been completed in accordance with the Tenant Working Drawings so that Tenant may receive the beneficial use of the Premises (i.e., when Tenant may use the Premises for its intended purpose), subject to a punch-list of non-material items that can be completed within thirty (30) days, all as determined by Tenant in its reasonable judgment.

2.      Tenant Delay.

        "TENANT DELAY" means (i) delays caused by Tenant's failure to act or respond in a timely manner as required by Articles I and II of this Exhibit C,
(ii) delays caused by Tenant's change orders, (iii) delays caused by Tenant using materials, labor, installation methods, or an architectural design that Landlord has identified in writing to Tenant on or before the date Tenant entered into a contract with the Tenant's Contractor as having a reasonable probability of delaying the completion of Tenant Work due to limited supplies or suppliers, length of time to be fabricated or manufactured and delivered or installed, existing or impending labor problems or other foreseeable circumstances, and (iv) all other delays caused by Tenant or Tenant's agents, consultants and contractors, including but not limited to Tenant's construction coordinator, that delay the Tenant's Contractors completion of the Tenant Work.

3.      Landlord Delay.

        "LANDLORD DELAY" means (i) delays caused by Landlord's failure to act or respond in a timely manner as required by Articles I and II of this Exhibit C and (ii) all other delays caused by Landlord, Landlord's contractors or Landlord's consultants that delay the Tenant's Contractors completion of the Tenant Work including delays caused by Landlord's obligations pursuant to Articles 3 and 7 of the Lease.


ARTICLE IV.       MINIMUM INFORMATION REQUIRED OF TENANT WORKING DRAWINGS

            Tenant shall provide to Landlord Tenant Working Drawings that contain architectural, mechanical, electrical and plumbing plans prepared and stamped by a licensed architect or engineer, as the case may be, indicating:

1.    Location and type of all partitions.
2 . Location and types of all doors - indicate hardware and provide keying schedule.
3.    Location and type of glass partitions, windows, doors and framing.
4.    Location of telephone equipment room.
5.    Indicate critical dimensions necessary for construction.
6. Location, circuit number and specifications of all electrical devices-outlets, switches, telephone outlets, etc.
7.    Location and type of all lighting and access control systems.

                                       C-4

 8.   Location and type of equipment that will require special electrical
      requirements.   Provide manufacturer's specifications for use and
      operation.
 9.   A load analysis of all electrical devices.
10. Location, weight per square foot and description of any exceptionally heavy equipment or filing system exceeding 50 psf live load.
11. Location, type and specifications of the HVAC distribution systems and controls.
12.   Requirements for special air conditioning or ventilation.
13.   Type and color of floor covering.
14.   Location, type and color of wall covering.
15.   Location, type and color of paint and/or finishes.
16. Location and type of plumbing, including special sprinkling requirements.
17.   Location and type of kitchen equipment.


Details Showing:

 1. All Millwork with verified dimensions and dimensions of all equipment to be built-in.
 2.   Corridor entrance.
 3. Bracing or support of special walls, glass partitions, etc., if necessary.

                                   SCHEDULE 1

                         CONTRACTOR RULES & REGULATIONS

1.    PERMITS

      Permits and licenses necessary for the completion of the work shall be secured and paid for by Contractor. A copy of all permits shall be posted in a readily accessible area at the construction site.

2.    WORK APPROVAL

      All drawings, subcontractors and material must be approved by Landlord prior to the start of construction.

3.    INSURANCE

      Contractor shall provide Landlord a certificate of insurance for his company and for each of his subcontractors prior to the commencement of work.

4.    BUILDING USE

      Contractor shall confine his use of the Building to any designated construction work area so as not to disturb other tenants of the Building.

                                       C-5

5.    COMMON AND OTHER TENANT AREAS

      Contractor shall carefully protect all walls, wall coverings, carpet, floors, furniture and fixtures, and shall repair or replace damaged property without cost to Landlord.

6.    DUSTY WORK

      Contractor shall notify Landlord prior to commencement of extremely dusty work (sheetrock cutting, sanding, extensive brooming, etc.) so that arrangements may be made for additional filtering capacity on the
      affected HVAC equipment.   Contractor will absorb the costs of returning
      the equipment to proper condition.

7.    CLEANUP

      Contractor shall at all times on a day-to-day basis keep the site free from accumulations of waste material, debris or rubbish caused by his
      employees or work.   At the completion of the work, he shall remove from
      the site all his tools, scaffolding, surplus materials, debris, and shall leave the site and his work "broom clean." The Building's restroom facilities are not to be used for the cleaning of tools or paint
      materials.   Upon the completion of construction it may be necessary
      to replace filters and clean the air-handler coils. If required, these costs will be charged to Tenant.

8.    SANITARY FACILITIES

      Sanitary facilities will be furnished to Contractor by Landlord. Contractor shall use only those facilities specifically designated by Landlord.

9.    DISPOSITION OF MATERIALS

      Any and all existing materials removed and not reused in the construction, of the Leasehold improvements, except as directed by Landlord shall be disposed of by the Contractor as waste or unwanted material. Materials which may be reused should first be cleared with Landlord prior to disposal.

10.   WORKING HOURS

      There are certain operations that must be performed outside of Normal Business Hours to prevent the interruption of normal business operations. These are:

            1. Drilling or cutting of the concrete floor slab or any concrete structural member.

            2. Any work in which machine noise or vibration (such as removal of glue down carpet or tile flooring or the laying of carpet tack strips) may disrupt normal office procedures.

            3.   Demolition and trash removal.

            4.   Any work requiring access to the ceiling of the floor below
                 construction.   In such case, please allow ample time to
                 coordinate the work with the affected tenant.

                                       C-6

      Notwithstanding anything else to the contrary, the requirements of this
      Item 10 shall not apply so long as Tenant is the only Tenant of Landlord occupying space in the Building.

11.   WORKMAN CONDUCT

      No abusive language or actions on the part of the workers or loud radios will be tolerated. It will be the responsibility of the General Contractor to enforce this regulation on a day-to-day basis.

12.   WATER AND ELECTRICITY DURING CONSTRUCTION

      Sources of water and electricity will be furnished to Contractor without cost to him, in reasonable quantities for use in lighting, for portable power tools, drinking water, water for testing and other such common usages during construction. Contractor shall make all connections, furnish any necessary extensions, and remove same upon completion of work.

13.   ELEVATORS

      All construction materials, tools and trash are to be transferred to and from the construction floor via the freight elevators. At no time shall the passenger elevators be used to move materials, equipment, tools or trash. The use of the freight elevators shall be scheduled by Contractor with Landlord. Use during business hours will be on a first come, first served basis. Situations may arise from time to time when Contractor may be required to share the freight elevators with the Building's cleaning crew, other tenants, etc.

14.   SPECIAL ELEVATOR SERVICES

      Any work or repair which necessitates:

      1.    Access to the top of an elevator cab;

      2.    Utilization of the cab to perform special services; or

      3.    Special security device,

      shall  be scheduled with the Landlord.

      Sufficient times should be allowed for Landlord to arrange with the elevator service contractor to provide personnel to perform the requested service. Under no circumstance should an individual Contractor or Tenant permit its personnel to utilize the elevator facilities for any purpose other than transport of materials and/or personnel.

      Tenant and/or Contractor will be responsible for any extra costs incurred in these arrangements.

15.   ELECTRICAL PANEL CHANGES

      All additional electrical circuits, panels and associated metering will be appropriately marked as to the area and/or equipment serviced by the circuits(s) in question. Noncompliance with this regulation will result in possible barring of the Contractor from future activities in the Building.

                                       C-7

      All electrical panels, junction boxes or pull boxes which have covers or doors removed so as to allow the addition of new circuits or any new electrical panels which are installed shall be fully covered, closed or replaced, as the case may be.

16.   HVAC

      The mechanical contractor shall deliver to Landlord an air balance report which will verify air flow delivery per the construction drawing and be able to demonstrate to Landlord that all thermostats function correctly and are properly calibrated. All flex ducts must be
      externally insulated.   Duct tap cut-outs not used shall be covered with
      a duct plate and insulation.

17.   METERING

      All additional electrical panels and air conditioning units must be metered.

18.   FLOOR PENETRATIONS

      All floor penetrations shall be caulked, cemented or filled with materials which are fire-rated and match specifications of the original floor composition.

19.   WELDING/CUTTING TORCH USE

      At no time is any welding or cutting torch to be used in the Building without approval of the Landlord. If approval is granted, the Contractor must coordinate the timing with Landlord and must have a fire extinguisher present in the work area at all times the equipment is being used. Additionally, the Contractor may be required to perform the work he is seeking to do after-hours because of the fumes associated with his welding/cutting torch equipment.

20.   SPRAYING OF VARNISHES/LACQUER IN THE BUILDING

      No varnishes/lacquers are to be sprayed in the Building without approval of Landlord. Because of their combustible nature, this type of work should be done outside the Building. Anyone found spraying these compounds in the Building without approval of the Landlord will be requested to cease its work.

21.   DRAINING OF SPRINKLER LINE

      Any work which will involve the draining of a sprinkler line or otherwise affect the Building's sprinkler system must be approved by Landlord. In all instances where this is done, the system will not be left inoperable overnight.

22.   FIRE ALARM SYSTEM

      Should a Contractor's job include that of welding, use of a cutting torch, sprinkler system modification or any job that would interfere with the fire alarm system, or cause a false alarm, the Contractor should contact Landlord prior to that work. Any cost associated with false alarms that are caused by a Contractor or his subcontractors shall be absorbed by the Contractor.

                                       C-8

23.   LIGHT BULBS AND BALLASTS

      Contractor is responsible for insuring that all light fixtures in the work area are working properly and are fully lit and cleaned upon job completion. This includes replacement of tubes and ballasts as required in light fixtures that are replaced, added or repositioned.

24.   LOCKS

      Only building standard locks are to be installed in the Premises.

25.   DELIVERIES

      All deliveries and/or pickups made by contractors or vendors must be made through the loading dock. All delivery vehicles are governed by a 30-minute parking limitation.

26.  POSTING OF RULES AND REGULATIONS

     A copy of these rules and regulations, acknowledged and accepted by the General Contractor, must be posted on the job site in a manner allowing
     easy access by all workers.   It is the General Contractors's
     responsibility to instruct his and all subcontractor workers to familiarize themselves with these rules.



     -------------------------------                  ------------------
     Acknowledged and Accepted                        Date
     by Contractor

                                       C-9

                                    EXHIBIT D
                                     PARKING

        1. Tenant shall be entitled to five (5) covered reserved parking spaces in the surface parking lot, and other parking spaces based upon a number (including the aforementioned 5 spaces) based upon the formula: 5 parking spaces per 1,000 square feet of Net Rentable Area in the Premises. Except for the five (5) covered reserved parking spaces, Tenant's parking spaces shall be non-exclusive and used in common with other tenants in the Building. Additionally Tenant shall have available up to twenty-five (25) other covered reserved parking spaces at a cost of $15.00 per space per month.

        2. Except as provided herein there shall be no additional charge or rental for any parking space. Tenant agrees to comply with all reasonable rules and regulations now or hereafter established by Landlord (or its agent or designee) relating to use of the surface parking lot. Tenant shall have no further nights to any parking spaces taken at the beginning of the original Term and thereafter released by Tenant (except to the extent to which such spaces have not been leased to others and are therefore available) or terminated by Landlord or its agent or designee for failure to comply with the other terms and conditions for the leasing of such parking space imposed by Landlord or its agent or designee (except where Tenant subsequently cures the failure or default in question). Upon the termination of this Lease, Tenant's rights to all parking spaces as are then being leased to Tenant hereunder shall terminate.

        3. TENANT SHALL USE THE PARKING SPACES AT ITS OWN RISK ANT RELEASES LANDLORD FROM ANY AND ALL CLAIMS FOR PERSONAL INJURY AND PROPERTY DAMAGE, COST, LOSS, LIABILITY, EXPENSE AND CAUSES OF ACTION OF EVERY KIND AND CHARACTER ARISING OUT OF OR RELATING TO TENANT'S USE OF THE PARKING SPACES.
                                  EXHIBIT E

                         BUILDING RULES AND REGULATIONS

        (1) The sidewalks, walks, plaza entries, corridors, concourses, ramps, staircases, or any purpose other than in escalators, and elevators shall not be obstructed or used for any purpose other than ingress and egress to and from the Premises. No bicycle or motorcycle shall be brought into the Building or kept on the Premises without the consent of the Landlord, such consent not to be unreasonably withheld, conditioned or delayed.

       (2) No freight, furniture of bulky matter of any description will be received into the Building or carried into the elevators except in such a manner, during such hours and using such elevators and passageways as may be approved by Landlord (such approval not to be unreasonably withheld, conditioned or delayed), and then only after being coordinated with Landlord during Normal Business Hours or upon having been scheduled in advance for other times. Any hand trucks carryalls or similar appliances used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards, and such other safeguards as Landlord shall reasonably require.

        (3) Landlord shall have the right to prescribe the weight, position, and manner of installation of sales and/or other heavy equipment which, if considered necessary by Landlord, shall be installed in a manner which shall insure satisfactory weight distribution. All damage done to the building by reason of a safe or any other article of Tenant's office equipment being on the Premises shall be repaired at Tenant's expense. The time and manner of moving safes and/ or other heavy equipment shall be subject to prior approval by Landlord (such approval not to be unreasonably withheld, conditioned or delayed). The persons employed to move the same in or out of the Building must be approved by Landlord (such approval not to be unreasonably withheld, conditioned or delayed).

        (4) Tenant shall not permit its employees or agents to use portable electric heaters in the Premises.

         (5) Tenant or the employees, agents, servants, visitors, or licensees of Tenant shall not at any time place, leave or discard any rubbish, paper, articles or objects of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Building on floors on which less than the entire Net Rentable Area is included in the Premises leased by the Tenant. No animals or birds shall be brought or kept in or about the Building.

        (6) Landlord shall have the night to prohibit any advertising by Tenant which, in Landlord's reasonable opinion, tends to impair the reparation of the Building or its desirability for offices and, its upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

        (7) Canvassing, soliciting, or peddling in the Building is prohibited and Tenant shall cooperate to prevent same.

                                       E-1

         (8) Landlord shall have the right to require that any person entering the Building other than during customary business hours of Tenant be subject to identification by the employees and agents of Landlord. Landlord will provide all security services for the Building, provided that, if Tenant desires any additional security service for the Premises, Tenant shall have the night (with advance written consent of the Landlord, which consent will not be unreasonably withheld) to obtain such additional service at Tenant's sole cost and expense.

        (9) Only workmen employed, designated, or approved by Landlord (such approval not to be unreasonably withheld) may be employed for repairs, installations, alterations, painting, material moving, and other similar work that may be done on the Premises.

        (10) Tenant shall not conduct any restaurant, luncheonette, or cafeteria for the sale or service of food or beverages to the general public.

        (11) Tenant shall not bring or permit to be brought or kept in or on the Premises any inflammable, combustible, corrosive, caustic, poisonous or explosive fluid, material, chemical or substance, or cause or permit any odors to permeate in or emanate from the Premises.

        (12) No boring or cutting through floors of the Building shall be permitted without prior written consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed) and as Landlord may reasonably direct.

        (13) Tenant shall give immediate notice to Landlord in case of accidents in the Premises or in the Building or of defects discovered by Tenant therein or in any fixtures or equipment or of any known emergency in the Building.

         (14) Tenant shall not use the Premises or permit the Premises to be used for photographic, multilithic or multigraphic reproductions except for its own uses on the Premises and for business copy machines normally in use in office installations.

         (15) Tenant shall not use or permit any portion of the Premises to be used as an office for a public stenographer or typist, offset printing (except in the basement), the sale of liquor, a barber or manicure shop, an employment bureau, a labor union office, a doctor's or dentist's office, a dance or music studio or for any use other than those granted in these Lease.

        (16) The requirements of Tenant will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of the Landlord.

        (17) Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Business machines and mechanical equipment belonging to the Tenant which cause noise, vibration or any other nuisance that may be transmitted to the structure or other portions of the Building outside the Premises to such a

                                       E-2

degree as to be reasonably objectionable to Landlord or which unreasonably interfere with the use or enjoyment by other tenants of their premises or the public portions of the building shall be moved and/or maintained by Tenant, at Tenant's expense, in settings of vibration eliminators sufficient to reduce such noise or vibration to a non-objectionable level.

        (18) No draperies, shutters, or other covering may be installed by Tenant between the standard window covering approved by the Landlord for use in the entire Building and the exterior windows or walls.

        (19) No portion of the Premises or any part of the Building shall at any time be occupied as sleeping or lodging quarters.

        (20) Tenant shall not bring or keep or permit to be brought or kept in or on the Premises cut natural trees, including but not limited to Christmas trees.

        (21) Tenants will use passenger elevators or escalators for transportation within the building. Freight elevators will be limited to service use only.

        (22) Peak traffic hours are 6:00 a.m. to 8:30 a.m. and 3:30 p.m. to 5:30 p.m.

        In the event of any conflict between the express terms and provisions of the Lease and the Building Rules and Regulations, the express terms and conditions of the Lease shall control over the conflicting terms and provisions of the Building Rules and Regulations.

                                       E-3

                                    EXHIBIT F

                         SCHEDULE OF JANITORIAL SERVICES

AREAS: All general and private offices, entrances, lobbies, elevators, escalators, corridors, rest rooms, plazas and garage.


I.      DAILY SERVICES:

        1.     Empty and clean a ashtrays.
        2.     Empty and clean all wastebaskets.
        3. Clean all cigarette urns. Screen sand and replace sand as necessary.
        4.     Sweep and dust clean composition floors with treated mops.
        5. Dust all desks, table, files and horizontal surfaces. Clean glass tops nightly.
        6. Dust all desk accessories (includes phones) and replace in proper place.
        7.     Spot-clean all carpets and vacuum as necessary.
        8.     Damp-mop spillage.
        9.     Remove trash to designated areas.
        10.    Spot-clean woodwork and doors to remove fingerprints.
        11.    Clean drinking fountains.
        12. Spot-clean interior glass doors and partition glass daily and wipe weekly.
        13, Sweep all interior private stairwells nightly. Vacuum if carpeted.
        14.    Spot-clean smudges from vinyl walls and light switches.
        15. Clean all kitchen areas, except for coffeepots, dishes, utensils, etc.

II.     QUARTERLY SERVICES:

        1. High-dust door tops, tops of partitions, high ledges, high files, ventilating, air conditioning outlets and return air grills.
        2.     Dust blinds (where installed).

III.    DAILY SERVICES -- REST ROOM AREA:

        1.     Empty and wipe out a wastepaper containers.
        2.     Polish all mirrors.
        3.     Clean all lavatory fixtures.
        4. Sinks, toilet bowls and urinals to be kept free of scale at all times.
        5. Wash and sanitize underside and tops of toilet seats, toilet fixtures and compartments.
        6.     Refill soap, paper towel and tissue containers (building stock).
        7.     Wipe down walls around lavatories.
        8.     Mop all lavatory floors.
        9.     Fill floor drains when installed.
        10.    Dust all horizontal surfaces.

                                       F-1

        11.    Empty, clean and disinfect sanitary napkin disposal.

IV.     MONTHLY SERVICES -- REST ROOM AREA:

        1.     Wash down ceramic title walls and toilet compartment partitions.
        2.     Perform high dusting.
        3.     Brush down vents.

V.      STAIRWELL:

        1.     All stairwells will be swept and spot-mopped daily.
        2.     Spot-clean walls as required.
        3.     All stairwells will be policed regularly.

VI.     ENTRANCE LOBBY AREAS:

        1.     All floors will be swept or vacuumed daily with proper equipment.
        2.     Spot-clean all carpets as required.
        3. Entrance door glass and side lights will be spot-cleaned daily and washed weekly.
        4.     Ashtrays and sand urns Will be emptied and cleaned daily.
        5.     Drinking fountains will be scrubbed and polished daily.
        6. Walls will be spot-cleaned daily to remove fingerprints and smudges.
        7.     Spillage will be removed daily.
        8.     Wipe down metal reachable surfaces nightly.

VII.     FLOOR SERVICES:

        1. Machine scrub and wax all composition floors once each month; strip and relax as required.
        2.     Buff all floors once each month.
        3.     Buff halls (public areas only) once each week.
        4.     Buff traffic areas in Premises once each week.
        5.     Spot clean carpets as needed.

VIII.   WINDOW CLEANING SERVICES:

        1. All windows in tower will be washed inside once each year and outside at least two times each year, or as required to maintain Building in a first-class condition.
        2. All lobby glass will be washed inside and outside as required to maintain Building in a first-class condition.

                                       F-2

IX.      ELEVATORS AND ESCALATORS:

         1. Elevator carpets will be vacuumed daily and spot-cleaned as necessary.
         2.     Exterior and interior doors and trim will be cleaned nightly.
         3.     Cabs will be cleaned nightly.
         4.     Elevator lobby fabric walls will be cleaned as necessary.
         5.     Control and dispatch panels will be dusted and polished nightly.
         6.     Escalator skirts will be dusted nightly and polished monthly.
         7.     Thresholds will be cleaned daily.
         S.     Handrails will be kept cleaned and treated as required.
         9.     Escalator treads, hand runs and sides will be cleaned daily.
         10.    All lights will be washed annually.
         11.    Elevator pits will be cleaned as required.

X.       SPECIAL:

         1.     Spot-clean blemishes on walls as required.
         2.     Wash lighting fixtures and lenses as required.
         3. The following services will be furnished on an "Request only" basis:

                a.     Vacuuming draperies (or twice a year).
                b.     Shampooing of carpet.
                c.     Dusting and/or washing ceiling grills as required.
                d.     Dusting of chairs.

         4. Toilet supplies to be of quality grade and replenished at least once daily during regular cleaning day.
         5.     Hours for janitorial cleaning services:

                a. Between 6:00 p.m. to approximately 11:00 p.m., Monday through Friday, and at the option of Landlord at such hours on Saturday afternoon and/or Sunday during which Landlord elects to provide such services.
                b. Modifications of starting time for specific locations within lease area may coordinated with the Building office and the cleaning crew if it does not delay the completion of over-all Building cleaning.

        6. The ground floor, mezzanine levels, all terraces, plazas, landscaping, sidewalks, etc., will be policed and swept as necessary to maintain the Premises and Building in a first-class condition.

                                       F-3

                                 TELESCAN, INC.
                             OFFICE LEASE AGREEMENT
                          DESCRIPTION OF MAP EXHIBITS

     Exhibit A: Landlord leases to tenant the premises comprising approximately 54,108 square feet (the final square footage to be determined by the architect working in connection with the Tenant Improvements discussed in Section 3.02, subject to verification by Landlord) of Net Rentable Area located on the Second Level of the Building known as 5959 Corporate Drive, located in Houston, Harris County, Texas.
                                    EXHIBIT G

     Exhibit G: Tenant will be granted the option to expand into approximately 15,769 square feet ( the final square footage to be determined by the architect working in connection with the Tenant Improvements discussed in Section 3.02, subject to verification by Landlord) of Net Rentable Area of slab space on the south half of the Second Level.
                                    EXHIBIT H

     Exhibit H: Tenant will be granted the option to expand into approximately 7,105 square feet of Net Rentable Area of space on the Northeast Quadrant of the second level contiguous to the Premises.

                                    EXHIBIT I

     Exhibit I: Tenant shall have a right of first refusal on the approximately 20,103 square feet of Net Rentable Area of space in the Northeast quadrant of the Second Level of the Building

                                    EXHIBIT J

     Exhibit J: Tenant will be granted building standard signage on the Second Level of the Building